Exhibit 10.3

EXECUTION VERSION

MASTER REPURCHASE AGREEMENT

among

PNMAC GMSR ISSUER TRUST
(“Buyer”)

and

PENNYMAC LOAN SERVICES, LLC
(“Seller”)

and

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC
(“Guarantor”)

Dated as of December 19, 2016

i

ii

Schedule 1-A	—	Representations and Warranties Regarding the Assets

Schedule 1-B	—	Representations and Warranties Regarding the Assets Consisting of Participation Certificates

Schedule 1-C	—	Representations and Warranties with respect to the PMH Transactions

Schedule 2	—	Participation Agreements and Participation Certificates

Schedule 3	—	Responsible Officers of Seller and Guarantor

Schedule 4-A	—	Originated MSR Mortgage Pools

Schedule 4-B	—	Purchased MSR Mortgage Pools

Exhibit A	—	Form of Transaction Notice

Exhibit B	—	Form of Request for Approval of Participation Agreements and Participation Certificates

iii

MASTER REPURCHASE AGREEMENT

This Master Repurchase Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of December 19, 2016, among PNMAC GMSR ISSUER TRUST, as buyer (the “Buyer”), PENNYMAC LOAN SERVICES, LLC (“PLS”), as seller  (the “Seller”) and PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as guarantor (the “Guarantor”).

W I T N E S S E T H :

WHEREAS, the Seller has made, and may in the future make, the MSRs (as defined below) subject to this Agreement, subject to certain Participation Agreements in order to create Portfolio Excess Spread (as defined below) evidenced by Participation Certificates (as defined below);

WHEREAS, from time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Participation Certificates against the  delivery of Consideration (as defined below) by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Participation Certificates at a date certain or on demand, against the transfer of funds by Seller.  Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder;

WHEREAS, Seller will pledge certain MSRs in connection with the Transactions;

WHEREAS, Buyer has required and Guarantor has agreed that it will Guarantee (as defined below) the Obligations (as defined below) hereunder; and

WHEREAS, the Guarantor will receive a benefit, either directly or indirectly, from the Seller for entering into the PC Guaranty (as defined below).

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, Seller and Guarantor hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01                                                Certain Defined Terms.  Capitalized terms used herein shall have the indicated meanings:

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“Accepted Servicing Practices” means, with respect to any Mortgage Loan, (i) those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and (ii) those practices required by Ginnie Mae.

“Acknowledgment Agreement” means the Acknowledgment Agreement, dated as of December 19, 2016, by and among Ginnie Mae, PLS and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Act of Insolvency” means, with respect to any Person or its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

“Administrative Agent” means Credit Suisse First Boston Mortgage Capital LLC or any party identified as an “Administrative Agent” pursuant to the Indenture.

“Advance Reimbursement Amount” means, with respect to any MBS Advance or Protective Advance, any amount which the Servicer collects on a Mortgage Pool, withdraws from a custodial account in accordance with the applicable Servicing Contract, or receives from any Successor Issuer, to reimburse any MBS Advance or Protective Advance, including any FHA Claim Proceeds, USDA Claim Proceeds or VA Claim Proceeds.

“Adverse Claim” means a lien, security interest, charge, encumbrance or other right or claim of any Person (other than (A) the liens created in favor of Buyer or assigned to Buyer by (i) this Agreement (ii) the Indenture or (iii) any other Program Agreement and (B) the liens created in favor of Ginnie Mae by the Ginnie Mae Contract).

“Agreement” shall have the meaning set forth in the preamble.

“Ancillary Income” means all income derived from a Mortgage Loan (other than payments or other collections in respect of principal, interest, escrow payments and prepayment penalties attributable to such Mortgage Loan) and to which Seller, as the servicer of the Mortgage Loan, is entitled in accordance with the Ginnie Mae Contract, including, but not limited to (i) all late charges, fees received with respect to checks or bank drafts returned by the related bank for insufficient funds, assumption fees, optional insurance administrative fees, all interest, income, or credit on funds deposited in the escrow accounts and custodial accounts or other receipts on or with respect to such Mortgage Loan (subject to Applicable Law and the Ginnie Mae Contract), (ii) reconveyance fees, subordination fees, speedpay fees, mortgage pay on the web fees, automatic clearing house fees, demand statement fees, modification fees, if any, and other similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable by the mortgagor under Applicable Law or pursuant to the terms of the related Mortgage Note, and (iii) any incentive fees payable by FHA under the applicable FHA Mortgage Insurance Contract, by USDA under the USDA Loan Guarantee Document, or by VA under the applicable VA Loan Guaranty Agreement, as applicable, to Seller, as servicer of the Mortgage Loans, including incentive amounts payable in connection with Mortgage Loan modifications and other loss mitigation activities.

“Asset” means (a) any MSRs and (b) without duplication, the related Participation Certificates (including all Portfolio Excess Spread as more particularly set forth on Schedule 2), in each case, sold or pledged to secure the Obligations hereunder.

“Asset Base” means for any date of determination, the product of (1) the Purchase Price Percentage and (2) the then-current Market Value.

“Asset Schedule” means a list of all Assets pledged and/or delivered from time to time by Seller to Buyer, as such schedule shall be updated from time to time in accordance with Section 2.02 hereof.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Base Indenture” means the Base Indenture, dated as of December 19, 2016, among Buyer, as issuer, Citibank, N.A., as indenture trustee, as calculation agent, as paying agent and as securities intermediary, Seller, as administrator and as servicer, the Administrative Agent, and the Credit Manager, as amended, restated, supplemented or otherwise modified from time to time, including the schedules and exhibits thereto.

“Base Servicing Fee” means, for any Mortgage Loan, a monthly fee equal to 0.10% multiplied by the principal balance of such Mortgage Loan and divided by 12.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) any other day on which national banking associations or state banking institutions in New York, New York, the State of California, the State of Texas, the city and state where the Corporate Trust Office is located or the Federal Reserve Bank of New York, are authorized or obligated by law, executive order or governmental decree to be closed.

“Buyer” means PNMAC GMSR ISSUER TRUST, together with its successors, and any assignee of and Participant or Transferee in the Transaction.

“Buyer MBS Advance” means any advance disbursed on behalf of Buyer pursuant to the Indenture with respect to any Mortgage Pool as required by the Ginnie Mae Contract in order to provide for the payment of amounts due on the related MBS on its remittance date under the Ginnie Mae Contract.

“Buyer Parties” shall mean any or all of the Buyer, any Administrative Agent, the Indenture Trustee, the Owner Trustee, the Credit Manager and any other parties acting on behalf of Buyer.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change in Control” means:

(A)                               any transaction or event as a result of which Guarantor ceases to own, beneficially or of record, 100% of the stock of Seller, except with respect to an initial public offering of Seller’s common stock on a U.S. national securities exchange;

(B)                               the sale, transfer, or other disposition of all or substantially all of Seller’s or Guarantor’s assets (excluding any such action taken in connection with any securitization transaction); or

(C)                               the consummation of a merger or consolidation of Seller or Guarantor with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Seller or Guarantor immediately prior to such merger, consolidation or other reorganization.

“Christiana Trust” means Wilmington Savings Fund Society, FSB, d/b/a Christiana Trust.

“Closing Date” means December 19, 2016.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collection Policy” means Seller’s policies regarding Collections and remittance in accordance with the provisions of this Agreement and the Servicing Contracts and shall include the charging and collection of fees for servicing functions, including, without limitation, the charging of late fees, assumption fees, modification fees and other clerical or administrative fees in the ordinary course of servicing.

“Collections” means, with respect to any Participation Certificate as of any date (i) Portfolio Excess Spread, but excluding all or any portion of any cash Proceeds with respect to any Mortgage Loan repurchased by Seller from the related Mortgage Pool in accordance with the Ginnie Mae Contract, and (ii) upon the occurrence of, and during the continuation of an Event of Default, any Advance Reimbursement Amounts.

“Commitment Period” means the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the obligations of the Buyer under this Agreement shall have terminated pursuant to the terms of this Agreement.

“Confidential Information” has the meaning set forth in Section 10.10(b).

“Consideration” means, any or all of (i) the Owner Trust Certificate, including increases in the value thereof pursuant to Sections 4.4(b) or 4.5(e) of the Base Indenture, (ii) one or more Variable Funding Notes, including Additional Note Payments added thereto pursuant to Sections 4.4(b) or 4.5(e) of the Base Indenture, and (iii) cash.

“Credit Manager” means Pentalpha Surveillance LLC or any successor thereto.

“Dedicated Account” means the demand deposit account “PennyMac Loan Services, LLC — Dedicated Account”, which account has been established by Buyer for the purpose of holding cash proceeds of the MSRs for the benefit of Buyer at Bank of America, N.A.

“Dedicated Account Control Agreement” means, the Deposit Account Control Agreement dated as of December 19, 2016, among Buyer, Seller, Indenture Trustee, Guarantor and Bank of America, N.A., as amended, restated, supplemented or otherwise modified from time to time.

“Default” means an event, condition or default that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Eligible Asset” means any Asset:

(a)                                 which relates to a Servicing Contract for Mortgage Loans in an Eligible Securitization Transaction in which Seller is acting in the capacity of servicer;

(b)                                 which complies with all Applicable Laws and other legal requirements, whether federal, state or local;

(c)                                  which provides for payment in Dollars;

(d)                                 which was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Asset, or the financing thereof contemplated hereby unlawful, invalid or unenforceable and is not subject to any legal limitation on transfer;

(e)                                  which is owned solely by Seller (or with respect to Purchased MSR Excess Spread, PMH) subject to the relevant Servicing Contract free and clear of all Liens other than Liens in favor of Buyer (and in the case of Purchased MSR Excess Spread, Liens in favor of the Seller) and has not been sold, conveyed, pledged or assigned to any other lender, purchaser or Person;

(f)                                   in respect of which Asset Seller has complied in all material respects with the Collection Policy and the related Servicing Contract or Participation Agreement, as applicable;

(g)                                  which is not an obligation of the United States of America, any State or any agency or instrumentality or political subdivision thereof (other than Ginnie Mae);

(h)                                 in respect of which the information set forth in the Asset Schedule and the related Servicing Contract and, with respect to the Participation Certificates, the Participation Agreement, is true and correct in all material respects;

(i)                                     in respect of which Seller has obtained from each Person that may have an interest in such Asset all acknowledgments or approvals, if any, that are necessary to pledge such Asset as contemplated hereby;

(j)                                    which complies with the representations and warranties set forth on Schedules 1-A, 1-B and 1-C, as applicable, hereto;

(k)                                 which with respect to any Asset that constitutes MSRs:

(i)                                     constitutes an “account” or a “general intangible” as defined in the Uniform Commercial Code and is not evidenced by an “instrument,” as defined in the Uniform Commercial Code as so in effect;

(ii)                                  relates to an Eligible Securitization Transaction, where the related Participation Certificate is sold to the Buyer hereunder;

(iii)                               arose pursuant to a Servicing Contract that is in full force and effect and under which the Servicer has not been terminated; and

(iv)                              the related Participation Certificate is an Eligible Asset hereunder; and

(l)                                     which with respect to any Asset that constitutes a Participation Certificate:

(i)                                     is intended to constitute a “security” as defined in the Uniform Commercial Code and is evidenced by a certificate;

(ii)                                  for which the related MSRs relate to an Eligible Securitization Transaction and have been pledged to the Buyer hereunder;

(iii)                               for which the Participation Certificate arose pursuant to a Participation Agreement that is in full force and effect; and

(iv)                              for which the related MSRs are an Eligible Asset hereunder;

in each case as of the related Purchase Date and as of each day that such Asset shall be subject to a Transaction hereunder.

“Eligible Securitization Transaction” means any Ginnie Mae MBS which, as of the date of the related Transaction and as of each day that any Asset shall be subject to a Transaction hereunder (unless expressly agreed upon in writing by Buyer to the contrary) with respect to which the related Servicing Contract and is in full force and effect, at any time any Asset related to such Servicing Contract is subject to a Transaction, and under which the servicer has not been terminated, resigned or become subject to a right of termination or other “trigger event.”

“EO13224” has the meaning set forth in Section 3.18.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that, together with Seller or Guarantor is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Spread” means, for the Purchased MSR Excess Spread PC, “Purchased MSR Excess Spread” as defined in the Purchased MSR Excess Spread Participation Agreement.  For the Originated MSR Excess Spread PC, “Originated MSR Excess Spread” as set forth in the Originated MSR Excess and Retained Spread Participation Agreement.  For any other Participation Certificate, as set forth in the related Participation Agreement.

“Excess Spread Rate” means, for the Purchased MSR Excess Spread PC, the rate per annum set forth as such in the Purchased MSR Excess Spread Participation Agreement. For the Originated MSR Excess Spread PC, the rate per annum set forth as such in the Originated MSR Excess and Retained Spread Participation Agreement.  For any other Participation Certificate, as set forth in the related Participation Agreement.

“Expenses” means all present and future expenses reasonably incurred by or on behalf of Buyer in connection with the negotiation, execution or enforcement or the ongoing operations relating to this Agreement, the Indenture or any of the other Program Agreements and PMH Documents, and Participation Agreements, and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include any Buyer MBS Advance amounts, any trustee or other service provider fees, indemnification payments, MSR transfer costs, the cost of title, lien, judgment and other record searches, reasonable attorneys’ fees, any ongoing audits or due diligence costs in connection with valuation, entering into Transactions or determining whether a Margin Deficit may exist, and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

“FDIA” has the meaning set forth in Section 10.12(c).

“FDICIA” has the meaning set forth in Section 10.12(d).

“FHA” means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

“FHA Claim Proceeds” means the portion of insurance proceeds which are received from FHA under an FHA Mortgage Insurance Contract in the event of a default with respect to an FHA Loan and are permitted reimbursements to the Seller, in its capacity as servicer, for MBS Advances or Protective Advances, including but not limited to any debenture interest on such MBS Advances or Protective Advances.

“FHA Loan” means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” means the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Seller’s regulators.

“Financial Statements” means the consolidated financial statements of Guarantor and Seller prepared in accordance with GAAP for the year or other period then ended.

“GAAP” means U.S. generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its successors, as in effect from time to time, and (ii) applied consistently with principles applied to past financial statements of Seller and its subsidiaries; provided, that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) that such principles have been properly applied in preparing such financial statements.

“Ginnie Mae” means the Government National Mortgage Association and any successor thereto.

“Ginnie Mae Approvals” shall have the meaning set forth in Section 6.10.

“Ginnie Mae Contract” means (a) 12 U.S.C. § 1721(g) and the implementing regulations governing the Ginnie Mae MBS Program, 24 C.F.R. Part 300, (b) applicable guaranty agreements and contractual agreements between Ginnie Mae and Servicer, and (c) the Ginnie Mae Guide, and other guides and amendments.

“Ginnie Mae Guide”  means the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended from time to time, and any related announcements, directives and correspondence issued by Ginnie Mae.

“Ginnie Mae MBS” means Ginnie Mae I MBS and Ginnie Mae II MBS issued by Seller and guaranteed by Ginnie Mae, backed by pools of Ginnie Mae eligible mortgage loans in accordance with section 306(g) of the National Housing Act, 12 U.S.C. §1721(g), the issuance of which, and the servicing of such Ginnie Mae eligible mortgage loans by Seller, being governed in all respects by the Ginnie Mae Contract.

“GLB Act” shall have the meaning set forth in Section 10.10(b).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller, Guarantor or Buyer, as applicable.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a mortgaged property.  The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” means Private National Mortgage Acceptance Company, LLC, in its capacity as guarantor under the PC Guaranty.

“HUD” means the United States Department of Housing and Urban Development or any successor thereto.

“Indebtedness” means, for any Person:  (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)-(i) above both on and off balance sheet.

“Indenture” means the Base Indenture, collectively with each Indenture Supplement thereto.

“Indenture Supplement”  means each supplement to the Base Indenture, executed and delivered in conjunction with the issuance of the related Series of Notes, including the schedules and exhibits thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Indenture Trustee” means Citibank, N.A. or its permitted successors and assigns.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Laws” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“License” means any license, permit, approval, right, privilege, quota, concession, or franchise issued, granted, conferred or otherwise created by a Governmental Authority.

“Lien” means, with respect to any property or asset of any Person (a) any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or asset or (b) the interest of a vendor or lessor arising out of the acquisition of or agreement to acquire such property or asset under any conditional sale agreement, lease purchase agreement or other title retention agreement.

“Margin Call” has the meaning set forth in Section 2.05(a).

“Margin Deadlines” has the meaning set forth in Section 2.05(b).

“Margin Deficit” has the meaning set forth in Section 2.05(a).

“Margin Excess” has the meaning set forth in Section 2.05(d).

“Market Value” means, as of any date of determination, the product of (a) the Market Value Percentage as of the most recent Market Value Report and (b) the aggregate unpaid principal balance of the Mortgage Loans included in the Mortgage Pool related to the MSRs evidenced by the Participation Certificates as of the last day for which such information is available.

“Market Value Percentage” means, (a) for any purpose (other than for purposes of determining the value of the Borrowing Base, which shall be determined pursuant to clause (b) below), as of any date of determination, the lesser of (i) the fair value percentage of the MSR determined by PLS as of the most recent date of determination or (ii) the middle of the range of the fair value percentage of the MSR from the most recently delivered Market Value Report; and (b) for purposes of determining the value of the Borrowing Base from time to time, as of any date of determination, the least of (i) the value of the MSR used to prepare PLS’s most recent balance sheet, as determined by PLS as of such date of determination in accordance with GAAP, (ii) the product of (A) the middle of the range of the fair value percentage of the MSR from the most recently delivered Market Value Report and (B) 115%; or (iii) the product of (A) the average of the middle of the range of the fair value percentage of the MSR from the three (3) most recently delivered Market Value Reports and (B) 110%.

“Master Spread Acquisition Agreement” means that certain Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of December 19, 2016, between PMH and the Seller, as amended, restated, supplemented or otherwise modified from time to time.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Seller, Guarantor or any Affiliate thereof that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of Seller, Guarantor or any Affiliate thereof that is a party to any Program Agreement to perform under any Program Agreement and to avoid any Event of Default; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against Seller, Guarantor or any Affiliate thereof that is a party to any Program Agreement; or (d) a material adverse effect on the rights and remedies of Seller under any of the PMH Documents.

“MBS” means a mortgage backed security guaranteed by Ginnie Mae pursuant to the Ginnie Mae Contract.

“MBS Advance” means any advance disbursed by the Servicer from its own funds with respect to any Mortgage Pool as required by the Ginnie Mae Contract in order to provide for the payment of principal and interest amounts due on the related MBS on its remittance date under the Ginnie Mae Contract.

“Mortgage Loan” means a loan secured by a Mortgage on real property (including REO Property resulting from the foreclosure of the real property that had secured such loan), which loan has been included in a Mortgage Pool underlying Ginnie Mae MBS.

“Mortgage Pool” means a pool or loan package securing an MBS for which the Seller is the issuer.

“Mortgaged Property” means the real property (including all improvements, buildings, fixtures and building equipment thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the related Mortgage Loan.

“MRA Payment Date” means the Business Day immediately preceding a “Payment Date” as defined in the Base Indenture.

“MSR”  means with respect to the Mortgage Loans, the mortgage servicing rights, including any and all of the following:  (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Servicer for servicing the Mortgage Loans including, without limitation, any Advance Reimbursement Amounts; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Servicer thereunder; (e) escrow or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Servicer with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

“MSR Excess and Retained Spread Participation Agreement” means that certain MSR Excess and Retained Spread Participation Agreement, dated as of December 19, 2016, between Seller and Seller, as initial participant, as amended, restated, supplemented or otherwise modified from time to time.

“MSR Retained Spread PC” means the Participation Certificate issued pursuant to the Originated MSR Excess and Retained Spread Participation Agreement which evidences the Participation Interest in the Retained Servicing Spread related to (i) the Originated MSR Portfolio and (ii) the Purchased MSR Portfolio.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Payment Amount” means with respect to any MRA Payment Date or Interim Payment Date, an amount equal to the sum of (i) the amounts payable by Seller pursuant to Sections 2.03, 2.04 or 2.05, as applicable, minus (ii) the amounts, if any, that will be distributable under Sections 4.04(a)(v) or 4.05(a)(i)(x) of the Indenture to the Seller, as the holder of the Owner Trust Certificate.

“Non-Excluded Taxes” has the meaning set forth in Section 2.09(a).

“Notice” or “Notices” means all requests, demands and other communications, in writing (including facsimile transmissions and e-mails), sent by overnight delivery service, facsimile transmission, electronic transmission or hand-delivery to the intended recipient at the address specified in Section 10.04 or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the outstanding principal balance of the Purchase Price, together with interest thereon on the Termination Date, outstanding interest due on each MRA Payment Date, and other obligations and liabilities, to Buyer arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums reasonably incurred and paid by Buyer or on behalf of Buyer in order to preserve any Repurchase Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in this definition, the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Repurchase Asset, or of any exercise by Buyer of its rights under the Program Agreements, including, without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer pursuant to the Program Agreements.

“OFAC” has the meaning set forth in Section 3.18.

“Originated MSR Excess Spread” means the portion of the Servicing Fee relating to the Originated MSR Portfolio owing to the Seller at the applicable Excess Spread Rate.

“Originated MSR Excess and Retained Spread Participation Agreement” means the Originated MSR Excess and Retained Spread Participation Agreement, dated as of December 19, 2016, between the Seller, as company, and the Seller, as initial purchaser, as amended, restated, supplemented or otherwise modified from time to time.

“Originated MSR Excess Spread PC” means the Participation Certificate issued pursuant to the Originated MSR Excess and Retained Spread Participation Agreement which evidences the Participation Interest in the Excess Spread for the Originated MSR Portfolio.

“Originated MSR Mortgage Pools” means the Mortgage Pools listed on Schedule 4-A hereto, which may be in electronic form.

“Originated MSR Portfolio” means the MSRs relating to the Mortgage Loans included in the Originated MSR Mortgage Pools.

“Other Taxes” has the meaning set forth in Section 2.09(b).

“Owner Trust Certificate” means a certificate evidencing a 100% undivided beneficial interest in the Buyer.

“Owner Trustee” means Christiana Trust, or any successor thereto.

“Participant” means any Person that has purchased a participation in this Agreement pursuant to Section 9.02.

“Participation Agreement” means each of (i) the Originated MSR Excess and Retained Spread Participation Agreement, and (ii) the Purchased MSR Excess Spread Participation Agreement, each as may be amended, restated, supplemented or otherwise from time to time, related to servicing rights with respect to the Originated MSR Portfolio and the Purchased MSR Portfolio subject to this Agreement, in form and substance acceptable to the Administrative Agent and identified on Schedule 2 hereto, as amended and restated in connection with each Transaction.  With respect to any Participation Certificate added as a Purchased Asset in the future, the applicable “Participation Agreement” shall be as specified in a written instrument, which shall include an amended and restated Schedule 2 hereto, executed by, and delivered to, all parties hereto.

“Participation Certificate” means each of (i) the Originated MSR Excess Spread PC, (ii) the MSR Retained Spread PC, (iii) the Purchased MSR Excess Spread PC and (iv) any other participation certificate issued and delivered in connection with a Participation Agreement, in form and substance acceptable to the Administrative Agent and identified on Schedule 2 hereto.

“Participation Interest” means each participating beneficial ownership interest (of the type and nature contemplated by 11 U.S.C. § 541(d) of the United States Bankruptcy Code) in Excess Spread, or, in the case of the MSR Retained Spread PC, in Retained Servicing Spread, with respect to a Portfolio, and proceeds thereof together with the other rights and privileges specified in a Participation Agreement as evidenced by the issuance of a Participation Certificate.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Protection Act” means the Pension Protection Act of 2006.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“PLS” has the meaning given to such term in the preamble to this Agreement.

“PMH” means PennyMac Holdings, LLC, a limited liability company organized under the laws of the State of Delaware.

“PMH Documents” means the PMH Repurchase Agreement, PMH Subordination Agreement, pricing letter, side letter, confirmations and all documents ancillary thereto that evidence an PMH Transaction in the form approved by Buyer in writing in its sole discretion with any material modifications approved by Buyer in writing in its sole discretion (excluding provisions related to the advance rate or interest rate of such PMH Transactions, which shall not be subject to Buyer review or approval).

“PMH Repurchase Agreement” means  the Master Repurchase Agreement, dated as of December 19, 2016, between PMH, as seller, and PLS, as buyer, related to the Purchased MSR Excess Spread PC, as amended, restated, supplemented or otherwise modified from time to time.

“PMH Subordination Agreement” means the Subordination, Acknowledgment and Pledge Agreement, dated as of December 19, 2016, between Buyer and PMH, as amended, restated, supplemented or otherwise modified from time to time.

“PMH Transaction” means a transaction between Seller and PMH whereby PMH pledges the Purchased MSR Excess Spread and the corresponding Purchased MSR Excess Spread PC to Seller against the transfer of funds by Seller, which Purchased MSR Excess Spread is concurrently or consecutively pledged to Buyer hereunder.

“Portfolio” means each of (i) the Originated MSR Portfolio, (ii) the Purchased MSR Portfolio, and (iii) any other portfolio identified in, and underlying, a Participation Certificate.

“Portfolio Excess Spread” means, collectively, the Originated MSR Excess Spread, the Retained Servicing Spread, the Purchased MSR Excess Spread and with respect to any other Participation Certificate, the Excess Spread related thereto.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the sum of (i) the product of (A) the Pricing Rate for such Transaction, (B) the Purchase Price for such Transaction and (C) a fraction, the numerator of which is the number of days elapsed from and including the preceding MRA Payment Date to and excluding such date of determination and the denominator of which equals 360, and (ii) the aggregate expected related fees (including Default Supplemental Fees, Early Amortization Supplemental Fees and Step-Up Fees), costs and expenses (including any Fees, Expenses, reasonable out-of-pocket expenses and indemnification amounts owed for Administrative Expenses of the Issuer described in Section 4.5(a)(1)(ii) of the Base Indenture, and Specified Call Premium Amounts) as of such date of determination (as determined by the Administrative Agent).

“Price Differential Statement Date” has the meaning set forth in Section 2.04.

“Pricing Rate” shall have the meaning set forth in the Pricing Side Letter.

“Pricing Side Letter” means the letter agreement, dated as of the Closing Date, among Buyer, Seller and the Guarantor as the same may be amended from time to time.

“Proceeds” means “proceeds” as defined in Section 9-102(a)(64) of the UCC.

“Program Agreements” means this Agreement, the Pricing Side Letter, the Dedicated Account Control Agreement, the PC Guaranty, the Indenture, the PMH Subordination Agreement, the Participation Agreements, and the PMH Documents as each of the same may hereafter be amended, restated, supplemented or otherwise from time to time.

“Prohibited Person” has the meaning set forth in Section 3.18 hereof.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Protective Advance” means any advance (other than an MBS Advance) disbursed by Seller with respect to any Mortgage Pool as required by the Ginnie Mae Contract in order to pay tax obligations, insurance premiums, or other amounts due under any Mortgage Loan included in the related Mortgage Pool when the funds on deposit in any principal and interest custodial account, any escrow custodial account or any other account related to the applicable Mortgage Pool are insufficient to make the required payment.

“Purchase Date” means, subject to the satisfaction of the conditions precedent set forth in Article V hereof, (i) the 25th day of such month (or, if such 25th day is not a Business Day, the next Business Day following such 25th day) or (ii) each calendar week, the second (2nd) Business Day of each such week (or if any such date is not a Business Day, the next succeeding Business Day) following one (1) Business Day’s written notice from Seller to Buyer and the Administrative Agent, in each case on which a Transaction is entered into by Buyer pursuant to Section 2.02 or such other mutually agreed upon date as more particularly set forth on Exhibit A hereto.

“Purchase Price” means the price at which each Purchased Asset (or portion thereof) is transferred by Seller to Buyer, which shall equal:

(a)                                 on the Purchase Date, the product of (1) the Purchase Price Percentage and (2) the applicable Market Value; and

(b)                                 on any day after the Purchase Date, the amount determined under the immediately preceding clause (a) increased by the amount of any Margin Excess pursuant to Section 2.05(d) and decreased by the sum of (i) any Repurchase Price or Required Payments paid pursuant to Section 2.03, and (ii) the amount of Consideration transferred by the Seller to Buyer pursuant to Section 2.05(a) equal to the sum of (x) any cash, (y) the principal amount of any Additional Note Payment with respect to the Variable Funding Note and (z) the amount of any reduction in the Owner Trust Certificate, to the extent provided in Section 2.05.

“Purchase Price Percentage” has the meaning assigned to the term in the Pricing Side Letter.

“Purchased Assets” means the collective reference to Participation Certificates together with the Repurchase Assets related to such Participation Certificates transferred by Seller to Buyer in a Transaction hereunder, listed on the related Asset Schedule attached to the related Transaction Notice.  For the sake of clarity, notwithstanding that related MSRs are pledged, and not sold, to Buyer hereunder, such MSRs will nevertheless be included herein as Purchased Assets.

“Purchased MSRs” means MSRs relating to Mortgage Loans included in Purchased MSR Mortgage Pools and which are subject to PMH’s rights, as purchaser, under the Purchased MSR Excess Spread Participation Agreement, and as seller, under the PMH Repurchase Agreement.

“Purchased MSR Excess Spread” means the portion of the Servicing Fee relating to the Purchased MSR Portfolio and owing to PMH at the applicable Excess Spread Rate.

“Purchased MSR Excess Spread Participation Agreement” means the Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of December 19, 2016, between Seller, as seller, and PMH, as purchaser, as amended, restated, supplemented or otherwise modified from time to time.

“Purchased MSR Excess Spread PC” means the Participation Certificate issued pursuant to the Purchased MSR Excess Spread Participation Agreement which evidences the Participation Interest in the Excess Spread related to the Purchased MSRs.

“Purchased MSR Mortgage Pools” means the Mortgage Pools listed on Schedule 4-B hereto, which may be in electronic form.

“Purchased MSR Portfolio” means the MSRs relating to the Mortgage Loans included in the Purchased MSR Mortgage Pool(s).

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, or any other person or entity with respect to the Purchased Assets or any other Repurchase Assets.

“Register” has the meaning set forth in Section 9.02(a).

“Related Security” means with respect to any Asset, (a) all security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Asset, whether pursuant to the related Servicing Contract related to such Asset or otherwise, together with all financing statements covering any collateral securing such Asset; (b) all guarantees, indemnities, letters of credit, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Asset whether pursuant to the related Servicing Contract related to such Asset or otherwise; and (c) any and all Proceeds of the foregoing.

“Repurchase Assets” has the meaning set forth in Section 4.02(a).

“Repurchase Date” means the earlier of (i) the Termination Date or (ii) the date requested by Seller on which the Repurchase Price is paid pursuant to Section 2.03 hereof.

“Repurchase Price” means the price at which Purchased Assets are to be transferred from Buyer to Seller (other than the MSRs, which are pledged, and not sold, to Buyer) upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price for such Purchased Assets and the accrued but unpaid Price Differential as of the date of such determination.

“Required Payment” means, with respect to any Purchased Asset, the sum of (i) the amounts required to be paid by Seller to Buyer on an MRA Payment Date, equal to any “Scheduled Principal Payment Amounts” due on such MRA Payment Date under the Indenture and (ii) a fraction, the numerator of which is the Purchase Price of such Purchased Asset and the denominator of which is the aggregate Purchase Price for all Purchased Assets, in each case, prior to giving effect to any payments or adjustments on such MRA Payment Date.

“Required Reserve Amount” means, with respect to any MRA Payment Date, the amounts estimated to be due and owing by Seller pursuant Sections 2.03, 2.04 or 2.05.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer or treasurer of such Person.  The Responsible Officers of Seller and Guarantor as of the Closing Date are listed on Schedule 3 hereto.

“Retained Servicing Spread” means all Servicing Fees in respect of the Originated MSR Portfolio and the Purchased MSR Portfolio in excess of the Base Servicing Fee, net of the related Excess Spread, and not including any Ancillary Income or Advance Reimbursement Amounts.

“Sanctions” has the meaning set forth in Section 3.18.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Seller” means PennyMac Loan Services, LLC or its permitted successors and assigns.

“Seller Termination Option” means (a) (i) Buyer has or shall incur costs in connection with those matters provided for in Section 2.09 or 2.10 and (ii) Buyer requests that Seller pay to Buyer those costs in connection therewith or (b) Buyer has declared in writing that an event described in Section 5.02(h)(A) has occurred.

“Servicing Contract” means, the Ginnie Mae Contract and any and all instruments, agreements, invoices or other writings, which gives rise to or otherwise evidences any of the MSRs.  Without limiting the generality of the foregoing, any reference herein to a “Servicing Contract” shall be deemed to include the Acknowledgment Agreement.

“Servicing Fee” has the meaning assigned to such term in the Base Indenture.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Successor Issuer” means any party designated as successor to Seller by Ginnie Mae on behalf of Buyer.

“Taxes” has the meaning assigned to such term in Section 2.09(a).

“Termination Date” has the meaning assigned to such term in the Pricing Side Letter.

“Transaction” has the meaning assigned to such term in the recitals to this Agreement.

“Transaction Notice” has the meaning assigned to such term in Section 2.02.

“Transaction Register” has the meaning assigned to such term in Section 9.03(b).

“Transferee” has the meaning set forth in Section 9.02(a).

“Trust Agreement” has the meaning assigned to such term in the Base Indenture.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“USDA” means the Rural Housing Service of the Rural Development Agency of the United States Department of Agriculture, or any successor.

“USDA Claim Proceeds” means the portion of guarantee claim proceeds which are received from USDA in the event of a default with respect to a USDA Loan and are permitted reimbursements to the Servicer for MBS Advances or Protective Advances, including but not limited to any accrued unpaid interest on such MBS Advances or Protective Advances.

“USDA Loan” means a Mortgage Loan which is guaranteed by USDA, as evidenced by a USDA Loan Guarantee Document.

“USDA Loan Guarantee Document” means a loan guarantee document issued by USDA in accordance with 7 CFR § 3555.107.

“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Approved Lender” means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

“VA Claim Proceeds”  means the portion of guaranty claim proceeds which are received from VA in the event of a default with respect to a VA Loan and are permitted reimbursements to the Servicer for MBS Advances or Protective Advances, including but not limited to any accrued unpaid interest on such MBS Advances or Protective Advances.

“VA Loan” means a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.

“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the mortgagor pursuant to the Servicemen’s Readjustment Act, as amended, restated, supplemented or otherwise modified from time to time.

“Weekly Report Date” has the meaning set forth in Section 6.04.

Section 1.02                                                Other Defined Terms; Interpretation.  Any capitalized terms used and not defined herein shall have the meaning set forth in the Indenture.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)                                     reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended or modified from time to time;

(ii)                                  all references to an “Article,” “Section,” “Schedule” or “Exhibit” are to an Article or Section hereof or to a Schedule or an Exhibit attached hereto;

(iii)                               defined terms in the singular shall include the plural and vice versa and the masculine, feminine or neuter gender shall include all genders;

(iv)                              the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v)                                 unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting;

(vi)                              in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein, the words “commencing on” mean “commencing on and including,” the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(vii)                           periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed and references in this Agreement to months and years shall be to months and calendar years unless otherwise specified;

(viii)                        accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP;

(ix)                              “including” and words of similar import will be deemed to be followed by “without limitation”;

(x)                                 references to any Program Agreement (including this Agreement) and any other agreement shall be deemed a reference to such Program Agreement or such Program Agreement as it may be amended, restated, supplement or otherwise modified from time to time; and

(xi)                              references to any statute, law, rule or regulation shall be deemed a reference to such statute, law, rule or regulation as it may be amended or modified from time to time.

ARTICLE II

GENERAL TERMS

Section 2.01                                                Transactions.  (a) During the Commitment Period, and subject to the terms and conditions of this Agreement, Buyer agrees to enter into Transactions with Seller for the applicable Purchase Price. Seller may pay the Repurchase Price in whole or in part at any time during the Commitment  Period, and additional Transactions may be entered into in accordance with the terms and conditions hereof.  Buyer’s obligation to enter into Transactions pursuant to the terms of this Agreement shall terminate on the Termination Date.  Notwithstanding the foregoing, Buyer shall have no commitment or obligation to enter into Transactions to the extent the Purchase Price of such Transaction exceeds the Asset Base (determined after giving effect to such proposed purchase).

Section 2.02                                                Procedure for Entering into Transactions.  (a) Seller may enter into Transactions with Buyer during the Commitment Period on any Purchase Date; provided, that Seller shall have given Buyer irrevocable notice (each, a “Transaction Notice”) with a copy to the Administrative Agent and the Indenture Trustee, which notice (i) shall be substantially in the form of Exhibit A hereto, (ii) shall be signed by a Responsible Officer of Seller and be received by Buyer prior to 1:00 p.m. (New York time) one (1) Business Day prior to the related

Purchase Date, and (iii) shall specify (A) the Dollar amount of the requested Purchase Price, (B) the requested Purchase Date, (C) the information required to be included in the Asset Schedule with respect to each Participation Certificate subject of such Transaction in mutually acceptable electronic form and (D) a copy of the related “Funding Certification” being delivered pursuant to the Indenture in connection with such Transaction, if applicable.  Each Transaction Notice on any Purchase Date shall be in an amount equal to at least $25,000.

(b)                                 If Seller shall deliver to Buyer a Transaction Notice that satisfies the requirements of Section 2.02(a), Buyer will notify Seller prior to the requested Purchase Date of its intent to remit the requested Purchase Price, and the form or forms of the Consideration that will be provided, including (i) the portion of such Purchase Price that will paid in cash, if any (ii) the Note Balance, or increased Note Balance, of any Variable Funding Note and (iii) the increased value of the Owner Trust Certificate, which increase will result from the deemed capital contribution to Buyer of any portion of the Purchase Price not paid pursuant to Clause (i) or (ii) above.  If all applicable conditions precedent set forth in Article V have been satisfied on or prior to the Purchase Date, then subject to the foregoing, on the Purchase Date, Buyer shall deliver the Consideration to Seller, including remitting any cash portion of the requested Purchase Price identified by Buyer in Dollars and in immediately available funds to the account specified by Seller.

(c)                                  Upon entering into each Transaction hereunder, the Asset Schedule shall be automatically updated to include each of the Assets listed on the Asset Schedule attached to the Transaction Notice.

Section 2.03                                                Repurchase; Payment of Repurchase Price.  (a) Seller hereby promises to (i) repurchase the Purchased Assets and pay all outstanding Obligations on the related Repurchase Date and (ii) pay any and all Required Payments on the related MRA Payment Date.

(b) Without limiting the foregoing, on each MRA Payment Date, Seller shall sweep all amounts received with respect to MSRs to the Dedicated Account in accordance with Section 6.12 hereof to be applied in accordance with Section 2.07 hereof.

(c) If permitted pursuant to the terms of the Indenture, Seller may, at its option, prepay, subject to Section 2.10 of this Agreement and Section 13.1 of the Indenture, the Purchase Price in whole or in part at any time, together with accrued and unpaid Price Differential on the amount so prepaid, together with the applicable Specified Call Premium Amounts (as defined in any Indenture Supplement) then due and payable, if any.

Section 2.04                                                Price Differential.

(a)                                 On each MRA Payment Date, Seller hereby promises to pay to Buyer all accrued and unpaid Price Differential on the Transactions, as invoiced by Buyer two (2) Business Days prior to the related MRA Payment Date (the “Price Differential Statement Date”); provided that if Buyer fails to deliver such statement on the Price Differential Statement Date, on such MRA Payment Date Seller shall pay the amount which Seller calculates as the Price Differential due and upon delivery of the statement, Seller shall remit to Buyer any shortfall, or Buyer shall refund to Seller any excess, in the Price Differential paid.  Price Differential shall accrue each day on the Purchase Price at a rate per annum equal to the Pricing Rate.

(b)                                 In addition to the payment of the Price Differential, on each MRA Payment Date, Seller hereby promises to pay to Buyer all accrued and unpaid amounts representing Expenses, if any.

Section 2.05                                                Margin Maintenance.  (a) If at any time the aggregate outstanding amount of the Purchase Price exceeds the Asset Base in effect at such time, as determined on each Interim Payment Date after taking into account any Transaction being effected on such date (such excess, a “Margin Deficit”), then Buyer may by notice to Seller require Seller to eliminate the Margin Deficit (such requirement, a “Margin Call”) by effecting any or all of the following actions: (i) the transfer of cash to Buyer, (ii) the application of an Additional Note Payment to a Variable Funding Note (to the extent allowed under the related Indenture Supplement) or (iii) the reduction of the value of the Owner Trust Certificate; provided, however, that to the extent that there is a Borrowing Base Deficiency, Seller must cure any Margin Deficit pursuant to clause (i) or (ii) only.

(b)                                 Notice delivered pursuant to Section 2.05(a) may be given by any written or electronic means.  With respect to a Margin Call, any notice given before 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day.  With respect to a Margin Call, any notice given after 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the second (2nd) Business Day following the date of such notice.  The foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”.  The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date.  Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

(c)                                  In the event that a Margin Deficit exists, Buyer may retain any funds received by it to which Seller would otherwise be entitled hereunder, which funds (i) may be held by Buyer against the related Margin Deficit or (ii) may be applied by Buyer against the Purchase Price.  Notwithstanding the foregoing, Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 2.05.

(d)                                 If at any time the aggregate outstanding amount of the Asset Base in effect at such time exceeds the Purchase Price, as determined on each Interim Payment Date after taking into account any Transaction being effecting on such date (such excess, a “Margin Excess”), then on any Purchase Date on which such Margin Excess exists, Seller may deliver a Transaction Notice to Buyer and request Buyer to deliver additional Consideration in the amount of such Margin Excess.

Section 2.06                                                Payment Procedure.  Seller shall deposit or cause to be deposited all amounts constituting collection, payments and proceeds of Assets (including, without limitation, all fees and proceeds of sale) in the Dedicated Account as set forth in Section 6.12.  Seller absolutely, unconditionally, and irrevocably, shall make, or cause to be made, all payments required to be made by Seller hereunder whether or not sufficient amounts are on deposit in the Dedicated Account.

Section 2.07                                                Net Payments.  (a) On each MRA Payment Date, Seller shall pay all amounts due and owing under Sections 2.03, 2.04 or 2.05; however, prior to the occurrence of an Event of Default, such payments shall be netted against amounts otherwise distributable to Seller as the holder of the Owner Trust Certificate under the Indenture, and such payment obligation shall be deemed paid and satisfied upon the payment of the Net Payment Amount for such MRA Payment Date.

(b)                                 Notwithstanding any other provision of this Agreement, Seller shall be entitled to retain, from payments on, or relating to, the Mortgage Loans, all Ancillary Income.  Ancillary Income shall not be required to be deposited into the Dedicated Account, and shall not be subject to any offset, netting or withdrawal under this Agreement.

Section 2.08                                                Recourse.  Notwithstanding anything else to the contrary contained or implied herein or in any other Program Agreement, Buyer shall have full, unlimited recourse against Seller and Guarantor and their respective assets in order to satisfy the Obligations.

Section 2.09                                                Taxes.  (a) Any and all payments by Seller or Guarantor under or in respect of this Agreement or any other Program Agreements to which Seller or Guarantor is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law.  If Seller or Guarantor shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Program Agreements to Buyer (including for purposes of this Section 2.09, any assignee, successor or participant), (i) Seller or Guarantor, as applicable, shall make all such deductions and withholdings in respect of Taxes, (ii) Seller or Guarantor, as applicable, shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Seller or Guarantor, as applicable, shall be increased as may be necessary so that after Seller or Guarantor, as applicable, has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 2.09) such Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes.  For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of Buyer, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Buyer is organized, or any political subdivision thereof, unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Program Agreements (in which case such Taxes will be treated as Non-Excluded Taxes).

(b)                                 In addition, Seller and Guarantor hereby agree to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Program Agreement or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Program Agreement (collectively, “Other Taxes”).

(c)                                  Seller and Guarantor hereby agree to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable by Seller or Guarantor, as applicable, under this Section 2.09 imposed on or paid by such Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.  The indemnity by Seller and Guarantor provided for in this Section 2.09 shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted.  Amounts payable by Seller and Guarantor under the indemnity set forth in this Section 2.09(c) shall be paid within ten (10) days from the date on which Buyer makes written demand therefor.

(d)                                 Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 2.09 shall survive the termination of this Agreement and the other Program Agreements.  Nothing contained in this Section 2.09 shall require any Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

Section 2.10                                                Indemnity.  The Seller agrees to indemnify the Buyer and to hold the Buyer harmless from any loss or expense that the Buyer may sustain or incur as a consequence of (i) a default by the Seller in payment when due of the Repurchase Price, Required Payment, Margin Deficit or Price Differential or (ii) a default by the Seller in making any prepayment of Repurchase Price after the Seller has given a notice thereof in accordance with Section 2.03.

Section 2.11                                                Dedicated Account.

Buyer shall establish and maintain the Dedicated Account in the form of a time deposit or demand account.  Amounts received on account of MSRs and Portfolio Excess Spread (including Purchased MSR Excess Spread but excluding Ancillary Income) and retained by Seller pursuant to the related Servicing Contract or Participation Agreement, as the case may be, shall, subject to Section 6.12, promptly, in any event within two (2) Business Days after receipt, be deposited in the Dedicated Account.  Prior to an Event of Default, funds deposited in the Dedicated Account (including any interest paid on such funds) may only be used in accordance with Section 6.12.  On or after the occurrence of an Event of Default, amounts on deposit in the Dedicated Account may only be used in accordance with Section 6.12 and only to pay the Obligations hereunder.  Upon the Termination Date and the payment of all amounts due by Seller hereunder, all amounts on deposit in the Dedicated Account shall be remitted to Seller.

Section 2.12                                                Additional Participation Agreements and Participation Certificates.

In the event that Seller wishes to enter into a Transaction with respect to a Participation Agreement or Participation Certificate not listed on Schedule 2 hereto, Seller shall deliver a written request, substantially in the form of Exhibit B hereto.  Upon receipt of the request and filing of a UCC-3 amendment adding the additional Participation Agreement or Participation Certificate, Schedule 2 shall be automatically updated to include each additional Participation Agreement and Participation Certificate identified thereon, and Schedules 4-A and 4-B shall also be updated.

Section 2.13                                                Termination.  (a) Notwithstanding anything to the contrary set forth herein, if a Seller Termination Option occurs, Seller may, upon five (5) Business Days’ prior notice of such event, terminate this Agreement and the Termination Date shall be deemed to have occurred (upon the expiration of the five (5) Business Days).

(b)                                 In the event that a Seller Termination Option as described in clause (a) of the definition thereof has occurred and Seller has notified Buyer of its option to terminate this Agreement, Buyer shall have the right to withdraw such request for payment within three (3) Business Days of Seller’s notice of its exercise of the Seller Termination Option and Seller shall no longer have the right to terminate this Agreement.

(c)                                  Seller shall remain responsible for all costs incurred by Buyer pursuant to Section 2.09 hereunder and any cost or expenses incurred by Buyer under the Indenture.

Section 2.14                                                Purchased MSR Excess Spread.

(a)                                 With respect to any Purchased MSR Excess Spread that is made subject to a Transaction hereunder, PMH shall first pledge such Purchased MSR Excess Spread under the PMH Repurchase Agreement; provided that Seller provides notice thereof to Buyer and such Purchased MSR Excess Spread is and continues to be an Eligible Asset.

(b)                                 Seller hereby agrees and acknowledges that such PMH Transaction is subject to and subordinate to (i) Buyer’s rights hereunder and (ii) Buyer’s security interest in the Purchased MSR Excess Spread and rights under the PMH Subordination Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of Seller and Guarantor represents and warrants to Buyer as of the Closing Date and as of each Purchase Date for any Transaction that:

Section 3.01                                                Seller and Guarantor Existence.  Each of Seller and Guarantor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

Section 3.02                                                Licenses.  Each of Seller and Guarantor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws.  Seller has the requisite power and authority and legal right to own, sell and grant a lien on all of its right, title and interest in and to the Assets.  Each of Seller and Guarantor has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each Program Agreement and any Transaction Notice.

Section 3.03                                                Power.  Each of Seller and Guarantor has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

Section 3.04                                                Due Authorization.  Each of Seller and Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable.  This Agreement, any Transaction Notice and the Program Agreements have been (or, in the case of Program Agreements and any Transaction Notice not yet executed, will be) duly authorized, executed and delivered by Seller and Guarantor, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller and Guarantor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

Section 3.05                                                No Event of Default.  There exists no Event of Default under Section 7.01 hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 7.03 hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities, and there is no Event of Default by PMH under the PMH Documents.

Section 3.06                                                Solvency.  Each of Seller and Guarantor is solvent and will not be rendered insolvent by any Transaction (including the inclusion therein of any Purchased MSR Excess Spread by Seller) and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business.  Neither Seller nor Guarantor intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.  Seller is not selling and/or pledging any Repurchase Assets with any intent to hinder, delay or defraud any of its creditors.

Section 3.07                                                No Conflicts.  The execution, delivery and performance by each of Seller and Guarantor of this Agreement, any Transaction Notice hereunder and the Program Agreements do not conflict with any term or provision of the organizational documents of Seller or Guarantor or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller or Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller or Guarantor, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement, obligation or Servicing Contract to which Seller or Guarantor is a party.

Section 3.08                                                True and Complete Disclosure.  All information, reports, exhibits, schedules, financial statements or certificates of Seller, Guarantor or any Affiliate thereof or any of their officers furnished or to be furnished to Buyer in connection with the initial or any ongoing due diligence of Seller, Guarantor or any Affiliate thereof or officer thereof, negotiation, preparation, or delivery of the Program Agreements are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

Section 3.09                                                Approvals.  No consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under Applicable Law in connection with the execution, delivery and performance by Seller or Guarantor of this Agreement, any Transaction Notice and the Program Agreements.

Section 3.10                                                Ownership.  (a) Seller has good title to all of the Repurchase Assets (other than the Purchased MSR Excess Spread for which Seller has the right to pledge such Purchased MSR Excess Spread hereunder), free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created hereby or contemplated herein.

(b)                                 Each item of the Repurchase Assets was acquired by Seller in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person.

(c)                                  There are no agreements or understandings between Seller and any other party which would modify, release, terminate or delay the attachment of the security interests granted to Buyer under this Agreement.

(d)                                 The provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Repurchase Assets.

(e)                                  Upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party” and Seller as “Debtor”, and describing the Repurchase Assets, in the recording offices of the Secretary of State of Delaware the security interests granted hereunder in the Repurchase Assets will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Repurchase Assets which can be perfected by filing under the Uniform Commercial Code.

Section 3.11                                                The Servicing Contracts and Participation Agreements.  Buyer has received copies of each Servicing Contract and Participation Agreement (including, without limitation, all exhibits and schedules referred to therein or delivered pursuant thereto), all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof and all agreements and other material documents relating thereto, and Seller hereby certifies that the copies delivered to Buyer by Seller are true and complete.  None of such documents has been amended, supplemented or otherwise modified (including waivers) since the respective dates thereof, except by amendments, copies of which have been delivered to Buyer.  Each such document to which Seller is a party has been duly executed and delivered by Seller and is in full force and effect, and no default or material breach has occurred and is continuing thereunder.

Section 3.12                                                Investment Company.  Neither Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act; provided, however, that any entity that is under the management of PNMAC Capital Management LLC in its capacity as an “investment adviser” within the meaning of the Investment Advisers Act of 1940 and is otherwise not directly or indirectly owned or controlled by Seller shall not be deemed a “Subsidiary” for the purposes of this Section 3.12.

Section 3.13                                                Chief Executive Office; Jurisdiction of Organization.  On the Closing Date, Seller’s chief executive office, is, and has been, located at 3043 Townsgate Road, Westlake Village, CA 91361.  On the date hereof, Seller’s jurisdiction of organization is the State of Delaware.  Seller shall provide Buyer with thirty (30) days advance notice of any change in Seller’s principal office or place of business or jurisdiction.  Seller has no trade name.  During the preceding five (5) years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 3.14                                                Location of Books and Records.  The location where Seller keeps its books and records, including all computer tapes and records relating to the Repurchase Assets is its chief executive office.

Section 3.15                                                ERISA.  Each Plan to which Seller, Guarantor or their Subsidiaries make direct contributions, and, to the knowledge of Seller and Guarantor, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

Section 3.16                                                Ginnie Mae Approvals; Servicing Facilities.  Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.  Seller is a Ginnie Mae approved issuer.  To the extent necessary, Seller is an FHA Approved Mortgagee and a VA Approved Lender.  Seller is also approved, to the extent necessary, by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.  In each such case, Seller is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur, including a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to Ginnie Mae or to the Department of Housing and Urban Development, FHA, VA or the USDA Rural Housing Service.  Should Seller for any reason cease to possess all such applicable approvals, or should notification to Ginnie Mae or to the Department of Housing and Urban Development, FHA, VA or the USDA Rural Housing Service be required, Seller shall so notify Buyer promptly in writing.

Section 3.17                                                Plan Assets.  Neither Seller nor Guarantor is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets and Repurchase Assets are not “plan assets” within the meaning of 29 CFR § 2510.3 101 as amended by Section 3(42) of ERISA, in Seller’s or Guarantor’s hands, and transactions by or with Seller or Guarantor are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

Section 3.18                                                No Prohibited Persons.  Neither Seller nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person):  (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons”

(which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; (iv) that is (1) the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”) or (2) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (v) above are herein referred to as a “Prohibited Person”).

Section 3.19                                                Compliance with 1933 Act.  Neither Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Participation Certificates, any interest in the Participation Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Participation Certificates, any interest in the Participation Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Participation Certificates, any interest in the Participation Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Participation Certificates under the 1933 Act or which would render the disposition of the Participation Certificates a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

ARTICLE IV

CONVEYANCE; REPURCHASE ASSETS; SECURITY INTEREST

Section 4.01                                                Ownership.  Upon payment (or deemed payment) of the Purchase Price, Buyer shall become the sole owner of the Purchased Assets and related Repurchase Assets (other than the related MSRs, which are pledged, and not sold, to Buyer), free and clear of all liens and encumbrances, but subject to the rights of Ginnie Mae pursuant to the Acknowledgment Agreement with Ginnie Mae.

Section 4.02                                                Security Interest.  (a) Although the parties intend that all Transactions hereunder be sales and purchases and not loans (other than the MSRs, which are pledged, and not sold, to Buyer), in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Repurchase Assets”:

(i)                                     all Assets identified on an Asset Schedule or Schedule 2 hereto;

(ii)                                  all MSRs arising under or related to any Servicing Contract;

(iii)                               all rights to reimbursement or payment of Assets and/or amounts due in respect thereof under the related Servicing Contract, Ginnie Mae MBS or Participation Agreement identified on Schedule 2 hereto;

(iv)                              any rights in the Dedicated Account and to the amounts on deposit therein;

(v)                                 all rights under the PMH Documents;

(vi)                              all rights under each Participation Agreement;

(vii)                           all records, instruments or other documentation evidencing any of the foregoing;

(viii)                        all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including, without limitation, all of Seller’s rights, title and interest in and under the Participation Agreements and the Servicing Contracts); and

(ix)                              any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

(b)                                 Seller hereby assigns, pledges, conveys and grants a security interest in all of its right, title and interest in, to and under the Repurchase Assets to Buyer to secure the Obligations.  Seller agrees to mark its computer records and tapes to evidence the interests granted to Buyer hereunder.

(c)                                  The parties acknowledge that Ginnie Mae has certain rights under the Acknowledgment Agreement, including the right to cause the Seller to transfer servicing to Buyer or Buyer’s designee under certain circumstances as more particularly set forth therein.  To the extent that Ginnie Mae requires a transfer of MSRs to a Successor Issuer, and in order to secure Seller’s obligations to effect such transfer, Seller hereby assigns, pledges, conveys and grants a security interest in all of its right, title and interest in, to and under the MSRs to such Successor Issuer, whether now owned or hereafter acquired, now existing or hereafter created and wherever located.  The parties acknowledge that, to the extent that Ginnie Mae exercises its rights to cause Seller to transfer the MSRs and Portfolio Excess Spread, a Successor Issuer (and, if accepted by Buyer, to cause a Successor Issuer to accept and assume the responsibility for performing Seller’s servicing duties under, and otherwise complying with the related Servicing Contract) without the requirement of payment therefor, such transfer shall be deemed a transfer in exchange for debt forgiveness by Buyer in an amount equal to the lesser of (x) the fair market value of such MSRs and Portfolio Excess Spread and (y) the outstanding balance of the Repurchase Price attributable to such MSRs and Portfolio Excess Spread, each as determined by Buyer.  The Successor Issuer shall have all the rights and remedies against Seller and the Purchased Assets and Repurchase Assets as set forth herein and under the UCC.

(d)                                 Buyer and Seller hereby acknowledge and agree that PMH has acquired the Purchased MSR Excess Spread subject to the Lien of the Buyer created under the PMH Subordination Agreement and in order to evidence such Lien, PMH shall reaffirm such Lien, and pursuant to the PMH Subordination Agreement, grant a security interest in and Lien on the Purchased MSR Excess Spread and related collateral as more particularly set forth in the PMH Subordination Agreement.

(e)                                  The foregoing provisions of this Section are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and the Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Section 4.03                                                Further Documentation.  At any time and from time to time, upon the written request of Buyer, and at the sole expense of Seller, Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the Liens created hereby.

Section 4.04                                                Limited Pledge of Ginnie Mae Servicing.  The Buyer acknowledges and agrees that (x) the Seller is entitled to servicing income with respect to a given mortgage pool only so long as Seller is a Ginnie Mae approved issuer; (y) upon the Seller’s loss of such approved issuer status, the Buyer’s rights to any servicing income related to a given mortgage pool also terminate; and (z) the pledge of the Seller’s rights to servicing income conveys no rights (such as a right to become a substitute servicer or issuer) that are not otherwise specifically provided for in the Ginnie Mae Contract, provided that this sentence shall automatically be deemed amended or modified if and to the extent Ginnie Mae amends the Ginnie Mae Contract, the applicable Acknowledgment Agreement, if any, or published announcements and provided further that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (defined terms used below shall have the meaning set forth in the applicable Acknowledgment Agreement):

(1) The property subject to the security interest reflected in this instrument includes all of the right, title and interest of PennyMac Loan Services, LLC (“Debtor”) in certain mortgages and/or participation interests related to such mortgages (“Pooled Mortgages”) and all right, title and interest of PennyMac Holdings, LLC in such Pooled Mortgages, and pooled under the mortgage-backed securities program of the Government National Mortgage Association (“Ginnie Mae”), pursuant to section 306(g) of the National Housing Act, 12 U.S.C. § 1721(g);

(2) To the extent that the security interest reflected in this instrument relates in any way to the Pooled Mortgages, such security interest is subject and subordinate to all rights, powers and prerogatives of Ginnie Mae, whether now existing or hereafter arising, under and in connection with: (i) 12 U.S.C. § 1721(g) and any implementing regulations; (ii) the terms and conditions of that certain Acknowledgment Agreement, dated as of      , 2016, with respect to the Security Interest, by and among Ginnie Mae, Debtor and Citibank, as indenture trustee; (iii) applicable Guaranty Agreements and contractual agreements between Ginnie Mae and the Debtor; and (iv) the Ginnie Mae Contract and other applicable guides;

(3) Such rights, powers and prerogatives of Ginnie Mae include, but are not limited to, Ginnie Mae’s right, by issuing a letter of extinguishment to Debtor, to effect and complete the extinguishment of all redemption, equitable, legal or other right, title or interest of the Debtor in the Pooled Mortgages, in which event the security interest as it relates in any way to the Pooled Mortgages shall instantly and automatically be extinguished as well; and

(4) For purposes of clarification, “subject and subordinate” in clause (2) above means, among other things, that any cash held by Citibank as collateral and any cash proceeds received by Citibank in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the collateral may only be applied by Citibank to the extent that such proceeds have been received by, or for the account of, the Debtor free and clear of all Ginnie Mae rights and other restrictions on transfer under applicable Ginnie Mae guidelines; provided that this clause (4) shall not be interpreted as establishing rights in favor of Ginnie Mae except to the extent that such rights are reflected in, or arise under, the Ginnie Mae Contract.

Section 4.05                                                Changes in Locations, Name, etc.  Seller shall not (a) change the location of its chief executive office/chief place of business from that specified in Section 3.13 or (b) change its name or identity, unless it shall have given Buyer at least thirty (30) days’ prior written notice thereof and shall have delivered to Buyer all Uniform Commercial Code financing statements and amendments thereto as Buyer shall request and taken all other actions deemed necessary by Buyer to continue its perfected status in the Repurchase Assets with the same or better priority.

Section 4.06                                                Buyer’s Appointment as Attorney-in-Fact.

(a)                                 Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion if an Event of Default shall have occurred and be continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller to do the following:

(i)                                     in the name of Seller or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Repurchase Asset whenever payable;

(ii)                                  to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;

(iii)                               except to the extent inconsistent with the related Servicing Contracts and the Acknowledgment Agreement, request that MSRs be transferred to Buyer or to another servicer approved by Ginnie Mae and perform (without assuming or being deemed to have assumed any of the obligations of Seller thereunder) all aspects of each Servicing Contract that is a Purchased Asset;

(iv)                              request distribution to Buyer of sale proceeds or any applicable contract termination fees arising from the sale or termination of such MSRs and remaining after satisfaction of Seller’s relevant obligations to Ginnie Mae, including costs and expenses related to any such sale or transfer of such MSRs and other amounts due for unmet obligations of Seller to Ginnie Mae under the Ginnie Mae Contract;

(v)                                 deal with investors and any and all subservicers and master servicers in respect of any of the Repurchase Assets in the same manner and with the same effect as if done by Seller; and

(vi)                              (A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Asset; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Repurchase Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any portion thereof and to enforce any other right in respect of any Repurchase Assets; (E) to defend any suit, action or proceeding brought against Seller with respect to any Repurchase Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.

(b)                                 Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable until such time as all Obligations have been paid in full and this Agreement is terminated.

(c)                                  Seller also authorizes Buyer, at any time and from time to time, to execute, in connection with any sale provided for in Section 4.08 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

(d)                                 The powers conferred on Buyer are solely to protect Buyer’s interests in the Repurchase Assets and shall not impose any duty upon Buyer to exercise any such powers.  Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Buyer nor any of its officers, directors, or employees shall be responsible to Seller for any act or failure to act hereunder, except for Buyer’s own gross negligence or willful misconduct.

Notwithstanding anything to the contrary herein or any of the other Program Agreements, any appointment set forth in this Section 4.06, as well as Buyer’s exercise (or purported exercise) of any right, power or authority given by Seller hereunder, shall be subject to the Ginnie Mae Contract and the Acknowledgment Agreement.

Section 4.07                                                Performance by Buyer of Seller’s Obligations.  If Seller fails to perform or comply with any of its agreements contained in the Program Agreements and Buyer may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable (under the circumstances) out-of-pocket expenses of Buyer actually incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Pricing Rate shall be payable by Seller to Buyer on demand and shall constitute Obligations.  Such interest shall be computed on the basis of the actual number of days elapsed from and including the preceding MRA Payment Date to and excluding such date of determination and a 360 day year.

Section 4.08                                                Proceeds.  If an Event of Default shall occur and be continuing, (a) all proceeds of Repurchase Assets received by Seller consisting of cash, checks and other liquid assets readily convertible to cash items shall be held by Seller in trust for Buyer, segregated from other funds of Seller, and shall forthwith upon receipt by Seller be turned over to Buyer in the exact form received by Seller (duly endorsed by Seller to Buyer, if required) and (b) any and all such proceeds received by Buyer (whether from Seller or otherwise) may, in the sole discretion of Buyer, be held by Buyer as collateral security for, and/or then or at any time thereafter may be applied by Buyer against, the Obligations (whether matured or unmatured), such application to be in such order as Buyer shall elect.  Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated shall be paid over to Seller or to whomsoever may be lawfully entitled to receive the same.  Notwithstanding anything to the contrary herein or in any of the other Program Agreements, the provisions of this Section 4.08 shall be subject to the applicable Servicing Contracts and the Acknowledgment Agreement entered into with Ginnie Mae.

Section 4.09                                                Remedies.  If an Event of Default shall occur and be continuing, Buyer may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code (including without limitation, Buyer’s rights to a strict foreclosure under Section 9-620 of the Uniform Commercial Code).  Without limiting the generality of the foregoing, Buyer may seek the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of Seller or any of Seller’s property.  Without limiting the generality of the foregoing, Buyer may terminate a Participation Interest in accordance with the applicable Participation Agreement.  Without limiting the generality of the foregoing, Buyer without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required under this Agreement or by law referred to below) to or upon Seller or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Repurchase Assets, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Repurchase Assets or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of Buyer or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Buyer shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Repurchase Assets so sold, free of any right or equity of redemption in Seller, which right or equity is hereby waived or released.  Seller further agrees, at Buyer’s request, to assemble the Repurchase Assets and make it available to Buyer at places which Buyer shall reasonably select, whether at Seller’s premises or elsewhere.  Buyer shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable (under the circumstances) out-of-pocket costs and expenses of every kind actually incurred therein or incidental to the care or safekeeping of any of the Repurchase Assets or in any way relating to the Repurchase Assets or the rights of Buyer hereunder, including without limitation reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Buyer may elect, and only after such application and after the payment by Buyer of any other amount required or permitted by any provision of law, including without limitation Section 9-615 of the Uniform Commercial Code, need Buyer account for the surplus, if any, to Seller.  To the extent permitted by Applicable Law, Seller waives all claims, damages and demands it may acquire against Buyer arising out of the exercise by Buyer of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Buyer.  If any notice of a proposed sale or other disposition of Repurchase Assets shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.  Seller shall remain liable for any deficiency (plus accrued interest thereon as contemplated herein) if the proceeds of any sale or other disposition of the Repurchase Assets are insufficient to pay the Obligations and the fees and disbursements in amounts reasonable under the circumstances, of any attorneys employed by Buyer to collect such deficiency.  Notwithstanding anything to the contrary herein or in any of the other Program Agreements, the remedies set forth in this Section 4.09 shall be subject to the applicable Servicing Contracts and the Acknowledgment Agreement entered into with Ginnie Mae.

Section 4.10                                                Limitation on Duties Regarding Preservation of Repurchase Assets.  Indenture Trustee’s duty with respect to the custody, safekeeping and physical preservation of the Repurchase Assets in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Buyer deals with similar property for its own account.  Neither Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Repurchase Assets or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Repurchase Assets upon the request of Seller or otherwise.

Section 4.11                                                Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Repurchase Assets are irrevocable and powers coupled with an interest.

Section 4.12                                                Release of Security Interest.  Upon the latest to occur of (a) the repayment to Buyer of all Obligations and the performance of all obligations under the Program Agreements, and (b) the occurrence of the Termination Date, Buyer shall release its security interest in any remaining Repurchase Assets hereunder and shall promptly execute and deliver to Seller such documents or instruments as Seller shall reasonably request to evidence such release; provided, that such release shall not be required until such time as the Acknowledgment Agreement is terminated.

Section 4.13                                                Reinstatement.  All security interests created by this Article IV shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Obligation of Seller or Guarantor is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller or Guarantor or any substantial part of its property, or otherwise, all as if such release had not been made.

Section 4.14                                                Subordination.

(a)                                 It is anticipated that in connection with the transactions contemplated by the Program Agreements, that (x) PMH is pledging the Purchased MSR Excess Spread to the Seller subject to the Lien of the Buyer and (y) Seller hereby reaffirms such Lien.  Seller acknowledges and agrees that its rights with respect to the Repurchase Assets under the Master Spread Acquisition Agreement are and shall continue to be at all times junior and subordinate to (i) the rights of Buyer under this Agreement and (ii) the rights of the Buyer under the PMH Subordination Agreement.  In connection with the foregoing, Seller agrees to subordinate all of the rights under the Master Spread Acquisition Agreement to the rights of the Buyer hereunder and under the other Program Agreements.  In furtherance of the foregoing, notwithstanding any rights or remedies available to Seller under the Master Spread Acquisition Agreement and PMH Documents, Applicable Law or otherwise, Seller shall not, directly or indirectly, exercise any remedies available to it under the Master Spread Acquisition Agreement and PMH Documents or at law or equity for ninety-one (91) days following the date that all Obligations are paid in full under the Program Agreements.  In no instance shall the Buyer succeed to any liabilities or obligations of Seller under the Master Spread Acquisition Agreement or the PMH Documents.

(b)                                 In furtherance of the foregoing, Seller agrees to not assert any objection to, and shall be deemed to have otherwise consented to, a disposition of any assets subject to the Master Spread Acquisition Agreement, PMH Documents or the Program Agreements during an Act of Insolvency of PMH or Seller, free and clear of any lien, encumbrance, pledge or other claims under Section 363 of the Bankruptcy Code (or any similar bankruptcy law) if Buyer has consented to such disposition.

(c)                                  If an Act of Insolvency of PMH or Seller occurs, the Seller agrees not to contest (or support any other Person contesting) any request by Buyer for adequate protection, or any objection by Buyer to any motion, relief, action or proceeding based on Buyer claiming a lack of adequate protection.

(d)                                 Until the obligations under the Program Agreements are paid in full, the Seller shall not oppose any request by Buyer for relief from the automatic stay or any other stay in any Act of Insolvency of PMH or Seller.

(e)                                  Seller shall not oppose or seek to challenge any claim by Buyer for allowance and payment in any Act of Insolvency of PMH or Seller, of obligations under the Program Agreements consisting of post-petition interest, fees, costs or other charges to the extent of the value of Buyer’s lien, encumbrance, pledge or other claims on the assets that are the subject of this Agreement, the PMH Subordination Agreement or the PMH Documents, without regard to the existence of a lien, encumbrance, pledge or other claims of PMH applicable to the obligations of the other parties to the Program Agreements.

(f)                                   Seller shall not seek in any Act of Insolvency of PMH or Seller, to be treated as part of the same class of creditors as Buyer and shall not oppose any pleading or motion by Buyer advocating that Buyer and PMH and Seller should be treated as separate classes of creditors.  Seller acknowledges and agrees that its rights with respect to the Repurchase Assets are and shall continue to be at all times junior and subordinate to the rights of Buyer under this Agreement.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01                                                Initial Transaction.  The obligation of Buyer to enter into Transactions with the Seller hereunder is subject to the satisfaction, immediately prior to or concurrently with the entering into such Transaction, of the condition precedent that Buyer shall have received all of the following items, each of which shall be satisfactory to Buyer and its counsel in form and substance:

(a)                                 Program Agreements.  The Program Agreements, in all instances duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(b)                                 Security Interest.  Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Assets and Repurchase Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(c)                                  Organizational Documents.  A certificate of the corporate secretary of each of Seller and Guarantor in form and substance acceptable to Buyer, attaching certified copies of Seller’s and Guarantor’s charter, bylaws and corporate resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements, and with respect to the Guarantor, a certification to the effect that Guarantor has complied with, satisfied, observed and performed in all material respects all the terms, covenants, agreements and conditions of the Transaction Documents as required pursuant to this Agreement.

(d)                                 Good Standing Certificate.  A certified copy of a good standing certificate from the jurisdiction of organization of Seller and Guarantor, dated as of no earlier than the date 10 Business Days prior to the Closing Date.

(e)                                  Incumbency Certificate.  An incumbency certificate of the corporate secretary of each of Seller and Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(f)                                   Servicing Contracts.  Fully executed copies of each Servicing Contract certified as true, correct and complete by Seller.

(g)                                  Fees.  Buyer shall have received payment in full of all fees and Expenses which are payable hereunder to Buyer on or before such date.

(h)                                 Insurance.  Evidence that Seller has added Buyer as an additional loss payee under the Seller’s Fidelity Insurance.

Section 5.02                                                All Transactions.  The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(a)                                 Due Diligence Review.  Without limiting the generality of Section 10.08 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Assets and Seller and Guarantor.

(b)                                 Transaction Notice and Asset Schedule.  In accordance with Section 2.02 hereof, Buyer shall have received from Seller a Transaction Notice with an updated Asset Schedule which includes Assets related to a proposed Transaction hereunder on such Business Day.

(c)                                  No Margin Deficit.  After giving effect to each new Transaction, the aggregate outstanding amount of the Purchase Price shall not exceed the Asset Base then in effect.

(d)                                 No Default.  No Default or Event of Default shall have occurred and be continuing.

(e)                                  Requirements of Law.  Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into any Transaction.

(f)                                   Representations and Warranties.  Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(g)                                  Servicing Contracts; Assets.  Buyer shall have:

(i)                                     received the related Servicing Contract relating to any Purchased Assets, which Buyer shall have determined prior to financing the first Asset that relates to such Servicing Contract that such Servicing Contract is in form and substance satisfactory to Buyer in its sole discretion;

(ii)                                  received copies of all other consents and notices required under the related Servicing Contract and with respect to the MSRs, the Acknowledgment Agreement, each in form and substance satisfactory to Buyer; and

(iii)                               received a copy of the Participation Agreement, which Buyer shall have determined, prior to entering into the first Transaction related to an Asset that relates to such Participation Agreement, is in form and substance satisfactory to Buyer in its sole discretion.

Notwithstanding the requirements set forth in Section 5.02(g)(ii) hereof, the Buyer hereby agrees to enter into Transactions with Seller with respect to the MSRs.  Any failure to repay the Purchase Price with respect to the MSRs in accordance with this section shall result in an immediate Event of Default.

(h)                                 Purchased MSR Excess Spread.  If such Transaction is with respect to Purchased MSR Excess Spread, (i) Buyer shall have received duly executed copies of the PMH Documents, (ii) PMH shall have satisfied all conditions precedent to the entry into such PMH Transaction under the PMH Repurchase Agreement and (iii) Buyer shall have received all of the following items:

(A)                               an amendment to the Master Spread Acquisition and MSR Servicing Agreement (i) requiring all cash attributable to such Purchased MSR Excess Spread to be remitted to the Dedicated Account and (ii) in order to evidence the transfer of the Purchased MSR Excess Spread from Seller to PMH thereunder;

(B)                               an amendment to the PMH Subordination Agreement permitting all proceeds to be remitted to the Dedicated Account; and

(C)                               a security interest, general corporate and enforceability opinion or opinions of counsel to Seller and Guarantor, including an Investment Company Act opinion indicating that it is not necessary to register Seller under the Investment Company Act of 1940, as amended, and (ii) an opinion of outside counsel to Seller and Guarantor covering comparable matters with respect to the PMH Documents.

(i)                                     Participation Certificate.  With respect to any Asset that constitutes a Participation Certificate, Buyer shall have received the original Participation Certificate registered into the name of the Indenture Trustee as designee of the Buyer.

(j)                                    Financing Statements.  All financing statements and other documents required to be recorded or filed in order to perfect the Buyer’s security interest in such Assets, and protect such Assets and the other related Assets against all creditors of, and purchasers from, Seller and all other Persons whatsoever have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

ARTICLE VI

COVENANTS

Seller covenants and agrees that until the payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, shall have occurred:

Section 6.01                                                Financial Covenants.  Seller shall at all times comply with all financial covenants and/or financial ratios set forth in Section 2 of the Pricing Side Letter.

Section 6.02                                                Prohibition of Fundamental Changes.  Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided that Seller may merge or consolidate with (a) any wholly owned subsidiary of Seller, or (b) any other Person if Seller is the surviving entity; and provided further, that if after giving effect thereto, no Default would exist hereunder.

Section 6.03                                                Portfolio Performance Data.  On the first Weekly Report Date of each month, Seller will furnish to Buyer electronically, in a format mutually acceptable to Buyer and Seller, servicing information, including, without limitation, those fields reasonably requested by Buyer from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans serviced by Seller for the month (or any portion thereof) prior to the Weekly Report Date.

Section 6.04                                                Weekly Reporting.  Seller shall at all times maintain a current list (which may be stored in electronic form) of all Assets.  Seller shall deliver to Buyer on the third (3rd) Business Day of each week (the “Weekly Report Date”) a cumulative Asset Schedule as of the last Business Day of the preceding week, each of which, when so delivered, shall replace the current Asset Schedule and which may be delivered in electronic form.  As of each Weekly Report Date, Seller hereby certifies, represents and warrants to Buyer that (A) each such updated Asset Schedule is true, complete and correct in all material respects and (B) except as set forth in the Weekly Report, as of such Weekly Report Date, all of the Servicing Contracts are in full force and effect and Seller has not been terminated as the servicer under any Servicing Contract.

Section 6.05                                                No Adverse Claims.  Seller warrants and will defend the right, title and interest of Buyer in and to all Purchased Assets and the related Repurchase Assets against all adverse claims and demands.

Section 6.06                                                Assignment.  Except as permitted herein, Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or any interest therein, provided that this Section 6.06 shall not prevent any transfer of Purchased Assets in accordance with the Program Agreements.

Section 6.07                                                Security Interest.  Seller shall do all things necessary to preserve the Purchased Assets and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder.  Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Assets or the related Repurchase Assets to comply with all applicable rules, regulations and other laws.  Seller will not allow any default for which Seller is responsible to occur under any Purchased Assets or the related Repurchase Assets or any Program Agreement and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Assets or the related Repurchase Assets and any Program Agreement.

Section 6.08                                                Records.  (a) Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets and the related Repurchase Assets in accordance with industry custom and practice for assets similar to the Purchased Assets and the related Repurchase Assets, including those maintained pursuant to Section 6.09, and all such Records shall be in Seller’s possession unless Buyer otherwise approves.  Seller will not allow any such papers, records or files that are an original or an only copy to leave Seller’s possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file.  Seller will maintain all such Records in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets and the related Repurchase Assets and preserve them against loss.

(b) For so long as Buyer has an interest in or lien on any Purchased Assets or Repurchase Assets, Seller will hold or cause to be held all related Records in trust for Buyer.  Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.

(c) Upon reasonable advance notice from Buyer, Seller shall (x) make any and all such Records available to Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

Section 6.09                                                Books.  Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets (other than the related MSRs, which are pledged, and not sold to Buyer) to Buyer.

Section 6.10                                                Approvals.  Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business strictly in accordance with Applicable Law.  Seller shall maintain its status as an approved Ginnie Mae issuer (“Ginnie Mae Approvals”).  Seller shall service all Assets in accordance with the Ginnie Mae Contract in all material respects.  Should Seller, for any reason, cease to possess all such Ginnie Mae Approvals, or should notification to Ginnie Mae or to the Department of Housing and Urban Development, FHA or VA as described in Section 3.16 hereof be required, Seller shall so notify Buyer promptly in writing.  Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its Ginnie Mae Approvals at all times during the term of this Agreement.

Section 6.11                                                Material Change in Business.  Neither Seller nor Guarantor shall make any material change in the nature of its business as carried on at the Closing Date.

Section 6.12                                                Collections on Assets and the Dedicated Account.

(a)                                 Except as permitted under Section 6.12(b), prior to the Seller making any withdrawal from the custodial account or any other clearing account maintained under the related Servicing Contract, the Seller shall instruct the related depository institution to remit all

Collections and other payments and proceeds in respect of MSRs, including the Portfolio Excess Spread, to the Dedicated Account (but only to the extent that such funds are payable to Seller free and clear of any Ginnie Mae rights or other restrictions on transfer set forth in such Servicing Contract).  Except as permitted under Section 6.12(b), Seller shall not withdraw or direct the withdrawal or remittance of any Collections from any custodial account into which such amounts have been deposited other than to remit to the Dedicated Account.

(b)                                 So long as (i) no Event of Default has occurred hereunder or (ii) no Event of Default (as defined in the Series 2016-MSRVF1 Repurchase Agreement) has occurred under the Series 2016-MSRVF1 Repurchase Agreement, Seller shall be permitted to offset, net, withdraw or direct the withdrawal or remittance of any amounts which have been or are to be deposited into the Dedicated Account provided that prior to any offset, net, withdraw or direct the withdrawal or remittance of any such amounts, Seller shall deposit funds into the Collection and Funding Account (as defined in the Base Indenture) until the amounts on deposit therein are at least equal to the Required Reserve Amount for the next succeeding MRA Payment Date.  Upon the occurrence of an Event of Default hereunder or upon an Event of Default (as defined in the Series 2016-MSRVF1 Repurchase Agreement) under the Series 2016-MSRVF1 Repurchase Agreement, Seller shall be required to deposit or cause to be deposited all amounts constituting Collections and payments and proceeds of Assets (including, without limitation, all fees and proceeds of sale) in the Dedicated Account in accordance with the requirements set forth in Section 6.12(a) without exercising any right of offset, netting or withdrawal.

(c)                                  Seller shall be permitted to retain the Base Servicing Fee at all times.

Section 6.13                                                Applicable Law.  Seller and Guarantor shall comply with the requirements of all Applicable Laws of any Governmental Authority.

Section 6.14                                                Existence.  Each of Seller and Guarantor shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

Section 6.15                                                Chief Executive Office; Jurisdiction of Organization.  Seller shall not move its chief executive office from the address referred to in Section 3.13 or change its jurisdiction of organization from the jurisdiction referred to in Section 3.13 unless it shall have provided Buyer at least thirty (30) days’ prior written notice of such change.

Section 6.16                                                Taxes.  Seller and Guarantor shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

Section 6.17                                                Termination of Servicing Notice.  Seller shall give notice to Buyer promptly upon (a) receipt or notice or knowledge of any default, notice of termination of servicing for cause under any Servicing Contract or other servicing agreement regardless of whether such agreement or the rights thereunder constitute “Purchased Assets” or “Repurchase Assets” hereunder or (b) receipt or notice or knowledge of any resignation of servicing, termination of servicing or notice of resignation of or termination of servicing, under any Servicing Contract or other servicing agreement regardless of whether such agreement or the rights thereunder constitute “Purchased Assets” or “Repurchase Assets” hereunder.

Section 6.18                                                True and Correct Information.  All required financial statements, information and reports delivered by Seller and Guarantor to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

Section 6.19                                                Servicing.  Seller shall maintain adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices and the Servicing Contracts.

Section 6.20                                                No Pledge.  Except as contemplated herein, neither Seller nor Guarantor shall (a) pledge, transfer or convey any security interest in the Dedicated Account to any Person without the express written consent of Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders) or (b) pledge, grant a security interest or assign any existing or future rights to service any of the Repurchase Assets or to be compensated for servicing any of the Repurchase Assets, or pledge or grant to any other Person any security interest in any Assets or Servicing Contracts.

Section 6.21                                                Plan Assets.  Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Seller shall not use “plan assets” within the meaning of 29 CFR § 2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder.  Transactions to or with Seller or Guarantor shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

Section 6.22                                                Sharing of Information.  Seller and Guarantor shall allow Buyer to exchange information related to Seller and Guarantor and the Transactions hereunder with noteholders or other third party lenders or investors and Seller and Guarantor shall permit each such person to share such information with Buyer.

Section 6.23                                                Modification of the Servicing Contracts and Participation Agreements.  Seller shall not consent with respect to any Servicing Contracts or Participation Agreements related to any Asset that constitutes a Purchased Asset or Repurchase Asset, to (i) the modification, amendment or termination of such Servicing Contracts or Participation Agreements, (ii) the waiver of any provision of such Servicing Contracts or Participation Agreements or (iii) the resignation of Seller as servicer under the Servicing Contracts, or the assignment, transfer, or material delegation of any of its rights or obligations, under such Servicing Contracts or Participation Agreements, without the prior written consent of Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders).  Notwithstanding anything to the contrary herein or any of the other Program Agreements, Ginnie Mae has the absolute and unconditional right to modify the Ginnie Mae Contract at any time.

Section 6.24                                                No Amendments/Waivers of PMH Documents.  Without the prior written consent of Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders), Seller shall not, and shall not agree, consent to or suffer to exist any material amendment, modification, supplement, waiver or forbearance with respect to any of the PMH Documents or any of Seller’s rights thereunder.

Section 6.25                                                No Modification of the Participation Agreements.  Seller shall not consent, with respect to the Participation Agreements related to any Purchased Assets or Repurchase Assets, to (i) the modification, amendment or termination of such Participation Agreements, (ii) the waiver of any provision of such Participation Agreements or (iii) the assignment, transfer, or material delegation of any of its rights or obligations, under Participation Agreements, without the prior written consent of Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders).  Notwithstanding anything to the contrary set forth in the Participation Agreements, the Buyer is hereby appointed and is an intended third party beneficiary thereof, with full enforcement rights as if a party thereto.

Section 6.26                                                No Subservicing.  Seller shall not permit any of the Purchased Assets or Repurchase Assets to be subject to any subservicing agreement or subservicing arrangement without the prior written consent of the Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders).

ARTICLE VII

DEFAULTS/RIGHTS AND REMEDIES OF BUYER UPON DEFAULT

Section 7.01                                                Events of Default.  Each of the following events or circumstances shall constitute an “Event of Default”:

(a)                                 Payment Failure.  Failure of Seller (which failure continues for a period of two (2) Business Days following written notice (which may be in electronic form) from Buyer) to (i) make any payment of Price Differential or Repurchase Price or any other sum which has become due, on an MRA Payment Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, or (ii) cure any Margin Deficit when due pursuant to Section 2.05 hereof.

(b)                                 Assignment.  Assignment or attempted assignment by Seller or Guarantor of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders), or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Assets or Repurchase Assets to any person other than Buyer.

(c)                                  Insolvency.  An Act of Insolvency shall have occurred with respect to Seller, Guarantor or any Affiliate thereof.

(d)                                 Immediate Breach of Representation or Covenant or Obligation.  A breach by Seller of any of the representations, warranties or covenants or obligations set forth in Sections 3.01 (Seller and Guarantor Existence), 3.06 (Solvency), 6.02 (Prohibition of Fundamental Changes), 6.14 (Existence), 6.20 (No Pledge), 6.21 (Plan Assets) or 6.24 (No Amendments/Waivers of PMH Documents) of this Agreement.

(e)                                  Additional Breach of Representation or Covenant.  A material breach by Seller or Guarantor of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 7.01(e) above), if such breach is not cured within thirty (30) days.

(f)                                   Guarantor Breach.  A breach by Guarantor of any material representation, warranty or covenant set forth in the PC Guaranty or any other Program Agreement if such breach is not cured within thirty (30) days, any “event of default” by Guarantor under the PC Guaranty, any repudiation of the PC Guaranty by Guarantor, or if the PC Guaranty is not enforceable against Guarantor.

(g)                                  Change in Control.  The occurrence of a Change in Control.

(h)                                 Government Action.  Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, Guarantor or any Affiliate thereof, or shall have taken any action to displace the management of Seller, Guarantor or any Affiliate thereof or to curtail its authority in the conduct of the business of Seller, Guarantor or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller, Guarantor or Affiliate thereof as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and such action provided for in this subparagraph (k) shall not have been discontinued or stayed within thirty (30) days.

(i)                                     Inability to Perform.  A Responsible Officer of Seller or Guarantor shall admit its inability to, or its intention not to, perform any of Seller’s Obligations or Guarantor’s obligations hereunder or the PC Guaranty.

(j)                                    Security Interest.  This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Repurchase Assets purported to be covered hereby.

(k)                                 Financial Statements.  Seller’s or Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or Guarantor as a “going concern” or a reference of similar import.

(l)                                     Validity of Agreement.  For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or Seller or any Affiliate of Seller shall seek to disaffirm, terminate, limit or reduce its obligations hereunder or Guarantor’s obligations under the PC Guaranty;

(m)                             Dedicated Account.  Except as permitted under Section 6.12(b), Seller or any other Person shall have withdrawn any amounts on deposit in the Dedicated Account without the consent of Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders) other than funds deposited or withdrawn in error.

(n)                                 Deposit and Remittance Requirements.  Seller shall fail to comply with the deposit and remittance requirements set forth in the Ginnie Mae Contract (subject to any cure period provided therein) or Section 4.2(a) of the Indenture (and such failure under Section 4.2(a) of the Indenture continues unremedied for a period of two (2) Business Days after a Responsible Officer of the Seller obtains actual knowledge of such failure, or receives written notice from the Indenture Trustee or any Noteholder of such failure).

(o)                                 Approved Ginnie Mae Issuer.

(i)                                     The failure of Seller to be an approved issuer under the Ginnie Mae Contract with respect to which any Participation Certificates pledged under the Indenture relate; or

(ii)                                  Seller shall cease to be approved by or its approval shall be revoked, suspended, rescinded, halted, eliminated, withdrawn, annulled, repealed, voided or terminated Ginnie Mae as an approved issuer.

(p)                                 Approved Mortgagee; Approved Servicer.

(i)                                     Seller ceases to be (A) a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or (B) a Fannie Mae or Freddie Mac approved servicer (only to the extent Seller services loans for Fannie Mae or Freddie Mac) or HUD, Fannie Mae or Freddie Mac, as applicable, suspends, rescinds, halts, eliminates, withdraws, annuls, repeals, voids or terminates the status of Seller as either (1) a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or (2) a Fannie Mae or Freddie Mac approved servicer.

(ii)                                  Seller receives (A) a notice that HUD may take such action set forth in clause (i) above or (B) a notice from Ginnie Mae of a default by Seller under the Ginnie Mae Contract (a “Ginnie Mae Default Notice”); provided, however, that the receipt of such Ginnie Mae Default Notice shall not become an Event of Default unless and until the earlier of (A) Seller receives a notice from Ginnie Mae which provides for the termination and extinguishment of Seller’s rights or (B) Seller receives a second Ginnie Mae Default Notice for the occurrence and continuation of the same default for which it received the initial Ginnie Mae Default Notice.

(q)                                 Fraud; Violation of Requirements. (i) Seller engages or has engaged in fraud or other reckless or intentional wrongdoing in connection herewith or any other Program Agreement or any document submitted pursuant thereto or otherwise in connection with any MBS, or in connection with any federal mortgage insurance or loan guaranty program, or other federal program related to any of the Mortgage Loans; or (ii) Seller has used any payments, collections, recoveries or other funds pertaining in any way to the Mortgage Loans in violation of the requirements of the Ginnie Mae Contract or any Guaranty Agreement.

(r)                                    Change to Guaranty Agreement or Ginnie Mae Contract.  Any change to a Guaranty Agreement or the Ginnie Mae Contract that would result in a Material Adverse Effect on Seller.

(s)                                   Improper Transfer of Participation Certificate.  PLS sells and/or contributes any Participation Certificate to any Person other than the Issuer or the Indenture Trustee.

(t)                                    Cross Acceleration.  Seller or Affiliates thereof shall be in default under (i) any Indebtedness, in the aggregate, in excess of $100,000,000 of Seller or any Affiliate thereof which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract or contracts, in the aggregate in excess of $100,000,000 to which Seller or any Affiliate thereof is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

Section 7.02                                                No Waiver.  An Event of Default shall be deemed to be continuing unless expressly waived by the Indenture Trustee on behalf of the Noteholders in writing.

Section 7.03                                                Due and Payable.  Upon the occurrence of any Event of Default which has not been waived in writing by Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders), Buyer may (at the written direction of the Indenture Trustee on behalf of the Noteholders), by notice to Seller, declare all Obligations to be immediately due and payable, and any obligation of Buyer to enter into Transactions with Seller shall thereupon immediately terminate.  Upon such declaration, the Obligations shall become immediately due and payable, both as to Purchase Price outstanding and Price Differential, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or other evidence of such Obligations to the contrary notwithstanding, except with respect to any Event of Default set forth in Section 7.01(d), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand, and any obligation of Buyer to enter into Transactions with Seller shall immediately terminate.  Buyer may enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by Buyer, whether under this Agreement or any other Program Agreement or afforded by Applicable Law.

Section 7.04                                                Fees.  The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law.  Seller agrees to pay to Buyer reasonable attorneys’ fees and reasonable legal expenses incurred in enforcing Buyer’s rights, powers and remedies under this Agreement and each other Program Agreement.

Section 7.05                                                Default Rate.  Without regard to whether Buyer has exercised any other rights or remedies hereunder, if an Event of Default shall have occurred and be continuing, the applicable Pricing Rate shall be increased as set forth in the Pricing Side Letter, but in no event shall the Pricing Rate exceed the maximum amount permitted by law.

ARTICLE VIII

ENTIRE AGREEMENT; AMENDMENTS
AND WAIVERS; SEPARATE ACTIONS BY BUYER

Section 8.01                                                Entire Agreement; Amendments.  This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto and supersedes any and all prior or contemporaneous agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or any of the Program Agreements, nor consent to the departure by Seller therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which it is given.  Any amendment of this Agreement which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreement shall require the written consent of the Owner Trustee.

Section 8.02                                                Waivers, Separate Actions by Buyer.  Any amendment or waiver effected in accordance with this Article VIII shall be binding upon Buyer and Seller; and Buyer’s failure to insist upon the strict performance of any term, condition or other provision of this Agreement or any of the Program Agreements, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by Buyer of any such term, condition or other provision or Default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term, condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement or any of the Program Agreements, and each and every term, condition and other provision of this Agreement and the Program Agreements shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith.  An Event of Default hereunder or under any of the Program Agreements shall be deemed to be continuing unless and until waived in writing by Buyer, as provided in Section 7.02.

ARTICLE IX

SUCCESSORS AND ASSIGNS

Section 9.01                                                Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, any portion thereof, or any interest therein.  Seller shall not have the right to assign all or any part of this Agreement or any interest herein without the prior written consent of Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders).

Section 9.02                                                Transfers.

(a)                                 Buyer may in accordance with Applicable Law at any time assign, pledge, hypothecate, or otherwise transfer to one or more banks, financial institutions, investment companies, investment funds or any other Person (each, a “Transferee”) all or a portion of Buyer’s rights and obligations under this Agreement and the other Program Agreements; provided, that (i) Seller has consented to such assignment, pledge, hypothecation, or other transfer; provided, however, Seller’s consent shall not be required in the event that (A) such Transferee is an Affiliate of the Administrative Agent or (B) an Event of Default has occurred; (ii) absent an Event of Default, Buyer shall give at least ten (10) days’ prior notice thereof to Seller; and (iii) that each such sale shall represent an interest in the Transactions in an aggregate Purchase Price of $1,000,000 or more.  In the event of any such assignment, pledge, hypothecation or transfer by Buyer of Buyer’s rights under this Agreement and the other Program Agreements, Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement.  Buyer (acting as agent for Seller) shall maintain at its address referred to in Section 10.04 a register (the “Register”) for the recordation of the names and addresses of Transferees, and the Purchase Price outstanding and Price Differential in the Transactions held by each thereof.  The entries in the Register shall be prima facie conclusive and binding, and Seller may treat each Person whose name is recorded in the Register as the owner of the Transactions recorded therein for all purposes of this Agreement.  No assignment shall be effective until it is recorded in the Register.

(b)                                 Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller.

Section 9.03                                                Buyer and Participant Register.  (a) Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 9.03, from and after the effective date specified in each assignment and acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and acceptance, have the rights and obligations of Buyer under this Agreement.

(b)                                 Seller or an agent of Seller shall maintain a register (the “Transaction Register”) on which it will record the Transactions entered into hereunder, and each assignment and acceptance and participation.  The Transaction Register shall include the names and addresses of Buyers (including all assignees, successors and Participants), and the Purchase Price of the Transactions entered into by Buyer.  Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such Transactions.  If Buyer sells a participation in any Transaction, it shall provide Seller, or maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any Applicable Law or governmental regulation or procedure.

ARTICLE X

MISCELLANEOUS

Section 10.01                                         Survival.  This Agreement and the other Program Agreements and all covenants, agreements, representations and warranties herein and therein and in the certificates delivered pursuant hereto and thereto, shall survive the entering into of the Transaction and shall continue in full force and effect so long as any Obligations are outstanding and unpaid.

Section 10.02                                         Nonliability of Buyer Parties.  The parties hereto agree that, notwithstanding any affiliation that may exist between Seller and Buyer, the relationship between Seller and Buyer shall be solely that of arms-length participants.  No Buyer Party shall have any fiduciary responsibilities to Seller.  Seller (i) agrees that no Buyer Party shall have any liability to Seller (whether sounding in tort, contract or otherwise) for losses suffered by Seller in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this agreement, the other loan documents or any other agreement entered into in connection herewith or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on such Buyer Party (which judgment shall be final and not subject to review on appeal), that such losses were the result of acts or omissions on the part of such Buyer Party constituting gross negligence or willful misconduct and (ii) waives, releases and agrees not to sue upon any claim against each Buyer Party (whether sounding in tort, contract or otherwise), except a claim based upon gross negligence or willful misconduct.  Whether or not such damages are related to a claim that is subject to such waiver and whether or not such waiver is effective, no Buyer Party shall have any liability with respect to, and Seller hereby waives, releases and agrees not to sue upon any claim for, any special, indirect, consequential or punitive damages suffered by Seller in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by this Agreement, the other loan documents or any other agreement entered into in connection herewith or therewith or any act, omission or event occurring in connection herewith or therewith, unless it is determined by a judgment of a court that is binding on Buyer (which judgment shall be final and not subject to review on appeal), that such damages were the result of acts or omissions on the part of a Buyer Party, as applicable, constituting willful misconduct or gross negligence.

Section 10.03                                         Governing Law; Jurisdiction, Waiver of Jury Trial:  Waiver of Damages.  (a) This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer or any Buyer Party.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(b)                                 EACH OF SELLER AND GUARANTOR HEREBY WAIVES TRIAL BY JURY.  EACH OF SELLER AND GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS DOCUMENTS IN ANY ACTION OR PROCEEDING.  EACH OF SELLER AND GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

(c)                                  Seller further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Seller at the address set forth in Section 10.04 hereof.

(d)                                 Nothing herein shall affect the right of Buyer to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Seller in any other jurisdiction.

(e)                                  Seller waives the posting of any bond otherwise required of Buyer in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of Buyer, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Agreement or any of the other Program Agreements.

Section 10.04                                         Notices.  Any and all notices (with the exception of Transaction Notices, which shall be delivered via facsimile only), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other.  All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

If to Seller or Guarantor:

PennyMac Loan Services, LLC

3043 Townsgate Road

Westlake Village, CA 91361

Attention:  Pamela Marsh/Kevin Chamberlain

Phone Number:  (805) 330-6059/ (818) 746-2877

E-mail:  pamela.marsh@pnmac.com;

kevin.chamberlain@pnmac.com

with a copy to:

PennyMac Loan Services, LLC

3043 Townsgate Road

Westlake Village, CA 91361

Attention:  Jeff Grogin

Phone Number:  (818) 224-7050

E-mail:  jeff.grogin@pnmac.com

If to Buyer:

PNMAC GMSR ISSUER TRUST

c/o Wilmington Savings Fund Society, FSB,

d/b/a Christiana Trust, as Owner Trustee

500 Delaware Avenue, 11th Floor

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

Phone Number:  (302) 888-7437

Fax Number:  (302) 421-9137

E-mail:  jeverhart@christianatrust.com

With a copy to

Pennymac Loan Services, LLC

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Pamela Marsh

Phone Number: (805) 330-6059

Email:  pamela.marsh@pnmac.com

With a copy to the Administrative Agent:

Credit Suisse First Boston Mortgage Capital LLC

Eleven Madison Avenue

New York, New York 10010

Attention: Dominic Obaditch

Phone Number: (212) 325-3003

Fax Number:  (646) 935-7470

E-mail:  dominic.obaditch@credit-suisse.com

With a copy to the Credit Manager:

Pentalpha Surveillance LLC

375 N. French Rd., Suite 100

Amherst, New York 14228

Attention: PNMAC GMSR ISSUER TRUST

E-mail:  Notice@pentalphasurveillance.com

Section 10.05                                         Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.  In case any provision in or obligation under this Agreement or any other Program Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.06                                         Section Headings.  The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.07                                         Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.08                                         Periodic Due Diligence Review.  Seller and Guarantor acknowledge that Buyer has the right to perform continuing due diligence reviews with respect to Seller and Guarantor and the Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller and Guarantor agree that upon reasonable (but no less than five (5) Business Day’s) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller or Guarantor, Buyer or its authorized representatives will be permitted during normal business hours, and in a manner that does not unreasonably interfere with the ordinary conduct of Seller’s or Guarantor’s business, to examine, inspect, and make copies and extracts of, any and all documents, records, agreements, instruments or information relating to such Assets in the possession or under the control of Seller or Guarantor.  Seller and Guarantor also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Assets.  Without limiting the generality of the foregoing, Seller and Guarantor acknowledge that Buyer may enter into a Transaction related to any Purchased Assets from Seller based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Assets related to a Transaction.  Seller and Guarantor agree to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller or Guarantor.

Section 10.09                                         Hypothecation or Pledge of Repurchase Assets.  Subject to the applicable Acknowledgment Agreement, Buyer shall have free and unrestricted use of all Repurchase Assets and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with all or a portion of the Repurchase Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating all or a portion of the Repurchase Assets.

Section 10.10                                         Non-Confidentiality of Tax Treatment.  (a) This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Buyer or Seller and Guarantor, as applicable, and shall be held by each party hereto, as applicable in strict confidence and shall not be disclosed to any third party without the written consent of Buyer (at the written direction of the Administrative Agent), Seller or Guarantor, as applicable, except for (i) disclosure to Buyer’s, Seller’s or Guarantor’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (ii) disclosure to the parties to the Indenture, including, but not limited to, noteholders and investors related thereto, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (iii) disclosure required by law, rule, regulation or order of a court or other regulatory body.  Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreements, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer (at the written direction of the Administrative Agent).

(b)                                 Notwithstanding anything in this Agreement to the contrary, Seller shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Repurchase Assets and/or any applicable terms of this Agreement (the “Confidential Information”).  Seller understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws.  Seller shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of Buyer, the Administrative Agent or any Affiliate of the Administrative Agent which Seller holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information.  Seller represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the GLB Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect.  Upon request, Seller will provide evidence reasonably satisfactory to allow Buyer to confirm that the providing party has satisfied its obligations as required under this section.  Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of Seller.  Seller shall notify Buyer promptly following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer, the Administrative Agent or any Affiliate of the Administrative Agent provided directly to Seller by Buyer or the Administrative Agent or an Affiliate of the Administrative Agent.  Seller shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 10.11                                         Set-off.  In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to Seller or Guarantor, any such notice being expressly waived by Seller and Guarantor to the extent permitted by Applicable Law to set-off and appropriate and apply against any Obligation from Seller, Guarantor or any Affiliate thereof to Buyer, the Administrative Agent or any Affiliate of the Administrative Agent any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return funds to Seller), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer, the Administrative Agent or any Affiliate of the Administrative Agent to or for the credit or the account of Seller, Guarantor or any Affiliate thereof.  Buyer agrees promptly to notify Seller or Guarantor after any such set off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 10.12                                         Intent.

(a)                                 The parties recognize that each Transaction is a “master netting agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code.

(b)                                 It is understood that either party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 7.03 hereof is a contractual right to liquidate such Transaction as described in Section 555 and Section 561 of Title 11 of the United States Code, as amended.

(c)                                  The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended from time to time (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)                                 It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e)                                  This Agreement is intended to be a “securities contract,” within the meaning of Section 555 under the Bankruptcy Code, and a “master netting agreement,” within the meaning of Section 561 under the Bankruptcy Code.

Section 10.13                                         Third Party Beneficiaries.  (a) The Administrative Agent, the Owner Trustee and the Indenture Trustee shall be express third party beneficiaries of this Agreement.

Section 10.14                                         Owner Trustee Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Christiana Trust, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, warranties, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings and agreements by Christiana Trust but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Christiana Trust, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Christiana Trust has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Agreement and (e) under no circumstances shall Christiana Trust be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

Section 10.15                                         Actions and Discretion of Buyer.  Any provision providing for the exercise of any action or discretion by Buyer shall be exercised by the Indenture Trustee at the written direction of either 100% of the VFN Noteholders or the Majority Noteholders of all Outstanding Notes.  In addition, and notwithstanding any other provision in this Agreement to the contrary, any approvals, consents, votes or other rights exercisable by Buyer under this Agreement shall be exercised by the Indenture Trustee on behalf of Noteholders.

IN WITNESS WHEREOF, Seller, Guarantor and Buyer have caused this Master Repurchase Agreement to be executed and delivered by their duly authorized officers or trustees as of the date first above written.

PNMAC GMSR ISSUER TRUST, as Buyer

By: Wilmington Savings Fund Society, FSB d/b/a Christiana Trust, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jeffrey R. Everhart
	Name:	Jeffrey R. Everhart, AVP
Title:

[Signature page to PC Master Repurchase Agreement]

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

[Signature page to PC Master Repurchase Agreement]

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

[Signature page to PC Master Repurchase Agreement]

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES REGARDING THE SERVICING CONTRACTS

The Seller makes the following representations and warranties to the Buyer, with respect to Servicing Contracts subject to each Transaction, as of the date of this Agreement, the date of any Transaction, and while the Program Agreements are in full force and effect.  The representations and warranties shall be limited to Servicing Contracts that are acquired on or after the date of this Agreement.  For purposes of this Schedule 1-A and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the Servicing Contracts if and when the Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Servicing Contracts.

(a)                                 Asset Schedule.  The Asset Schedule most recently submitted to Buyer is a true and correct list of the Assets pledged hereunder as of the date of submission.

(b)                                 Servicing Contracts.  All of the Servicing Contracts with respect to such Assets are in full force and effect and have not been modified and Seller as servicer has not been terminated thereunder.

(c)                                  Assignment.  Pursuant to this Agreement, Seller grants to the Buyer a valid security interest in all the right, title and interest of such Seller in and to the Repurchase Assets and the other Related Security, which security interest is perfected and of first priority, enforceable against, and creating an interest prior in right to, all creditors of and purchasers from Seller.

(d)                                 No Liens.  Each Purchased Asset conveyed and pledged on such Purchase Date is owned by the related Seller free and clear of any Lien, except as provided herein, and is not subject to any dispute or other Adverse Claim, except as provided herein.  The Buyer’s security interest in such Purchased Assets, the Related Security and the Collections with respect thereto, is free and clear of any Lien, except as provided herein.  The Seller has not and will not prior to the time of the pledge of any such interest to the Buyer have sold, pledged, assigned, transferred or subjected and will not thereafter sell, pledge, assign, transfer or subject to a Lien any of such Purchased Assets, the Related Security or the Collections other than in accordance with the terms of this Agreement.

(e)                                  Filings.  On or prior to each Purchase Date, all financing statements and other documents required to be recorded or filed in order to perfect the Buyer’s security interest in, and protect the Assets and the other related Assets against all creditors of, and purchasers from, Seller and all other Persons whatsoever have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

(f)                                   Collection Policy.  Seller has complied in all material respects with the Collection Policy in regard to each Asset and related Servicing Contract.  Seller has not extended or modified the terms of any Asset or the related Servicing Contract except in accordance with the Collection Policy.

Schedule 1-A-1

(g)                                  Adverse Selection.  Seller has not selected the Purchased Assets in a manner that will adversely affect Buyer’s interests.

(h)                                 No Subservicing.  Except as otherwise disclosed to Buyer, all of the Purchased Assets hereunder constitute direct servicing rights (and not subservicing rights.)

(i)                                     Good Title.  Seller has good title to all of the Repurchase Assets other than the Purchased MSR Excess Spread, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created by the Program Agreements.  PMH has good title to the Purchased MSR Excess Spread, subject to the Lien created and further perfected pursuant to the PMH Repurchase Agreement, but otherwise, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind.

(j)                                    No Defenses.  Each item of the Repurchase Assets was acquired by Seller in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person and there are no agreements or understandings between Seller and any other party which would modify, release, terminate or delay the attachment of the security interests granted to Buyer under this Agreement and no obligor has any defense, set off, claim or counterclaim against Seller that can be asserted against Buyer, whether in any proceeding to enforce the Buyer’s rights in the related Mortgage Loan or otherwise.

(k)                                 Servicing Compliance with Applicable Laws.  Seller has complied with the terms of each Servicing Contract and Applicable Laws in all material respects.

Schedule 1-A-2

SCHEDULE 1-B

REPRESENTATIONS AND WARRANTIES RE: ASSETS CONSISTING OF PARTICIPATION CERTIFICATES

The Seller makes the following representations and warranties to the Buyer, with respect to Participation Certificates subject to each Transaction, as of the date of this Agreement, the date of any Transaction, and while the Program Agreements are in full force and effect.  The representations and warranties shall be limited to Participation Certificates that are acquired on or after the date of this Agreement.  For purposes of this Schedule 1-B and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the Participation Certificates if and when the Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Participation Certificates.

(a)                                 The representations and warranties with respect to the related Servicing Contract set forth on Schedule 1-A are true and correct in all material respects.

(b)                                 The Participation Certificate is a Participation Interest in the Portfolio Excess Spread evidenced by such Participation Certificate.

(c)                                  Subject to the rights of PMH under the PMH Repurchase Agreement, Seller has good and marketable title to, and is the sole owner and holder of, such Participation Certificate.  Seller is transferring such Participation Certificate free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Participation Certificate, other than the first priority security interest of Buyer granted pursuant to this Agreement, and no Participation Certificate document is subject to any assignment, participation, or pledge.

(d)                                 No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such Participation Certificate, the related Portfolio Excess Spread, (ii) material non-monetary default, breach or violation exists with respect to such Participation Certificate and the related Portfolio Excess Spread, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

(e)                                  None of the Participation Certificates (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is investment property or (iv) is held in a deposit account.  For purposes of this paragraph (e), capitalized terms undefined in this Agreement have the meaning given to such term in the Uniform Commercial Code.

(f)                                   The Participation Certificate constitutes all the issued and outstanding Participation Interests of all classes issued pursuant to the related Participation Agreement and is certificated.

(g)                                  The Participation Certificate has been duly and validly issued.

Schedule 1-B-1

(h)                                 All consents of any Person required for the grant of the security interests in the Participation Certificates to Buyer provided for herein have been obtained and are in full force and effect.

(i)                                     Upon delivery to the Buyer of the Participation Certificates (and assuming the continuing possession by the Buyer of such certificate in accordance with the requirements of Applicable Law) and the filing of a financing statement covering the Participation Certificate in the State of Delaware and naming the Seller as debtor and the Buyer as secured party, Seller has pledged to Buyer all of its right, title and interest to the Participation Certificates to Buyer.  The Lien granted hereunder is a first priority Lien in the Participation Certificate.

(j)                                    The Seller has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Participation Agreement without the consent of Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders).

(k)                                 Participation Agreement.

(i)                                     Each Participation Agreement with respect to the related Assets is in full force and effect and, except to the extent approved in writing by the Administrative Agent, on behalf of Buyer, the terms of the Participation Agreement have not been impaired, altered or modified in any respect.

(ii)                                  A true and correct copy of the Participation Agreement has been delivered to Buyer.

(iii)                               Seller has complied with all terms of each Participation Agreement subject to a Transaction hereunder and has fulfilled all obligations with respect thereto.

(iv)                              Except to the extent approved in writing by the Administrative Agent, on behalf of Buyer, there is no material default, breach, violation or event of acceleration existing under the Participation Agreement and no event has occurred which, with the passage of time or giving of notice or both and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of termination thereunder, and Seller has not waived any such default, breach, violation or event of termination.

(v)                                 The Participation Agreement is genuine, and is the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, by other insolvency laws or by general principles of equity.  Seller had legal capacity to enter into the Participation Agreement, and the Participation Agreement has been duly and properly executed by Seller.

(vi)                              Pursuant to the Participation Agreement, to the extent the sale would be re-characterized, Seller grants to the holder a valid security interest in all the right, title and interest of Seller in and to the related Portfolio Excess Spread, which security interest is perfected and of first priority, enforceable against, creating an interest prior in right to, all creditors of Seller.

Schedule 1-B-2

SCHEDULE 1-C

REPRESENTATIONS AND WARRANTIES RE:
PMH TRANSACTIONS

The Seller makes the following representations and warranties to the Buyer, with respect to PMH Transactions, as of the date of this Agreement, the date of the PMH Transactions, and as of each date the Program Agreements are in full force and effect.  For purposes of this Schedule 1-C and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the PMH Transactions if and when the Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such PMH Transaction.

(a)                                 Validity of PMH Documents.  The PMH Documents and any other agreement executed and delivered by PMH or guarantor thereto, as applicable, in connection with an PMH Transaction are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, by other insolvency laws or by general principles of equity.  PMH and Seller had legal capacity to enter into the PMH Transaction and PMH had the legal capacity to execute and deliver the PMH Documents and any such agreement, and the PMH Documents and any such other related agreement to which PMH or Seller are parties have been duly and properly executed by PMH and Seller, as applicable.  The PMH Documents to which PMH is a party constitute legal, valid, binding and enforceable obligations of PMH.  The PMH Transaction and the PMH Documents are in full force and effect, and the enforceability of the PMH Documents has not been contested by PMH.

(b)                                 Original Terms Unmodified.  Except to the extent approved in writing by the Administrative Agent, on behalf of Buyer, neither the terms of the PMH Documents nor the terms of the PMH Transactions have been (i) materially amended, modified, supplemented or restated or (ii) amended, modified, supplemented or restated in any manner that would affect the Buyer’s rights hereunder or under any other Program Agreement (including without limitation Buyer’s rights to the Purchased MSR Excess Spread).

(c)                                  No Defenses.  The PMH Transaction is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of any PMH Documents, or the exercise of any right thereunder, render any PMH Document unenforceable in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(d)                                 No Bankruptcy.  PMH is not a debtor in any state or federal bankruptcy or insolvency proceeding.  PMH has not threatened and is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of PMH’s assets or any of the Purchased MSR Excess Spread.

(e)                                  Compliance with Applicable Laws; Consents.  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws and unfair and deceptive practices laws applicable to the PMH Transaction have been complied with, and the consummation of the transactions contemplated hereby will not involve the

Schedule 1-C-1

violation of any such laws or regulations.  All consents of and all filings with any federal or state Governmental Authority necessary in connection with the execution, delivery or performance of the PMH Transaction have been obtained or made and are in full force and effect.

(f)                                   No Waiver.  Except to the extent approved in writing by Buyer (at the direction of the Indenture Trustee on behalf of Noteholders), Seller has not waived the performance by PMH of any action under the PMH Documents, if PMH’s failure to perform such action would cause the PMH Transaction to be in default in any material respect nor, except to the extent approved in writing by Buyer, has Seller waived any such default resulting from any action or inaction by PMH.

(g)                                  No Defaults.  There is no material default, breach, violation or event which would permit acceleration existing under the PMH Documents and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event which would permit acceleration, and neither Seller nor any of its Affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration; and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid.

(h)                                 Delivery of PMH Documents.  True and correct copies of the PMH Documents have been delivered to Buyer.

(i)                                     Organization.  PMH has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation.  PMH has requisite power and authority to (i) own its properties, (ii) transact the business in which it is now engaged, (iii) execute and deliver the PMH Documents and (iv) consummate the transactions contemplated thereby.  PMH is duly qualified to do business and is in good standing in the jurisdictions where it is required to be so qualified in connection with the ownership, maintenance, management and operation of its business.  PMH possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

(j)                                    No Conflicts.  The execution, delivery and performance of the PMH Documents by PMH do not conflict with or constitute a default under, or result in the creation or imposition of any lien (other than pursuant to the PMH Documents) under, any material servicing agreement, participation agreement, agreement, partnership agreement, or other agreement or instrument to which PMH is a party or to which any of its property is subject, nor will such action result in any violation of the provisions of any statute of any Governmental Authority having jurisdiction over PMH, and any qualification of or with any governmental authority required for the execution, delivery, and performance by PMH of the PMH Documents has been obtained and is in full force and effect.

(k)                                 Compliance.  PMH is in compliance in all material respects with all applicable legal requirements.  PMH is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might adversely affect the condition (financial or otherwise) or business of PMH.

Schedule 1-C-2

(l)                                     PMH Documents Not Assigned.  No PMH Document is assigned to any third party other than the Buyer.  The PMH Documents permit Seller to assign, pledge, transfer or rehypothecate the Purchased MSR Excess Spread and all other collateral pledged to Seller pursuant to the PMH Documents.  The PMH Documents expressly provide that PMH’s rights to redemption are solely with respect to Seller, but to the extent that a court of competent jurisdiction determines that a right of redemption exists with respect to the Buyer hereunder, such redemption may only be for the full amount of the Purchase Price then outstanding hereunder.

(m)                             Solvency.  The pledge of the Purchased MSR Excess Spread subject to the PMH Documents is not undertaken with the intent to hinder, delay or defraud any of PMH’s creditors.  PMH is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and pledge of the Purchased MSR Excess Spread pursuant to the PMH Documents (i) will not cause PMH to become insolvent, (ii) will not result in any property remaining with PMH to be unreasonably small capital, and (iii) will not result in debts that would be beyond PMH’s ability to pay as same mature.  PMH receives reasonably equivalent value in exchange for the transfer and pledge of the Purchased MSR Excess Spread in accordance with the PMH Documents.

(n)                                 Ownership.  Seller has the right to pledge the Purchased MSR Excess Spread.  The Purchased MSR Excess Spread has not been assigned or pledged by Seller other than pursuant to this Agreement and the PMH Subordination Agreement.  PMH has good, indefeasible and marketable title to the Purchased MSR Excess Spread, and has full right to pledge and assign the Purchased MSR Excess Spread to Buyer under the PMH Repurchase Agreement free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign and pledge the Purchased MSR Excess Spread pursuant to the PMH Transaction.

(o)                                 No Plan Assets.  PMH is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of the mortgagor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 CFR. Section 2510.3-101.

(p)                                 No Prohibited Persons.  Neither PMH nor any of its Affiliates, officers, directors, partners or members, is an entity or person or owned or controlled by an entity or person:  (i) that is listed in the Annex to, or is otherwise subject to the provisions of EO13224; (ii) whose name appears on the United States Treasury Department’s OFAC most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; (iv) that is (1) the subject of any Sanctions or (2) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; or (v) who is otherwise affiliated with any entity or person listed above.

(q)                                 Financial Information.  Based upon PMH’s representations and warranties, all financial data, including, without limitation the statements of cash flow and income and operating expense, that have been delivered to Seller (i) are true, complete, and correct in all material respects, and (ii) accurately represent the financial condition of PMH as of the date of such reports.

Schedule 1-C-3

(r)                                    Purchased MSR Excess Spread Assignable; Buyer’s Security Interest.  (i) The PMH Documents have been delivered to Buyer and (ii) the UCC-1 Financing Statement naming PMH as debtor and Seller as secured party identifying the Purchased MSR Excess Spread as collateral has been filed in the applicable filing office.

(s)                                   Seller Diligence.  Seller has delivered to Buyer all information regarding PMH as Buyer has requested and such information is satisfactory to Buyer in all material respects.

(t)                                    PMH Documents.

(i)                                     The PMH Repurchase Agreement contains broad repledge, assignment and rehypothecation provisions in favor of Seller permitting Seller to pledge and assign to Buyer hereunder, without restriction or rights to consent by PMH or any other Person, all of Seller’s right, title and interest in the Purchased MSR Excess Spread pledged by PMH thereunder;

(ii)                                  The PMH Repurchase Agreement contains a grant of security interest in the Purchased MSR Excess Spread subject to an PMH Transaction to Seller, similar in form and substance to the security interest granted to Buyer in Section 4.01 of the Agreement;

(iii)                               The PMH Repurchase Agreement contains a broad grant of a power of attorney to Seller and Seller’s attorneys-in-fact, including Buyer; and

(iv)                              The PMH Repurchase Agreement requires that all cash proceeds with respect to the Purchased MSR Excess Spread to be promptly remitted to the Dedicated Account.

Schedule 1-C-4

SCHEDULE 2

PARTICIPATION AGREEMENTS AND PARTICIPATION CERTIFICATES

Participation Agreements

Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of December 19, 2016, between PennyMac Holdings, LLC and PennyMac Loan Services, LLC, as amended, restated or modified from time to time

Originated MSR Excess and Retained Spread Participation Agreement, dated December 19, 2016, between PennyMac Loan Services, LLC and PennyMac Loan Services, LLC, as initial participant, as amended, restated, supplemented or modified from time to time.

Participation Certificates

Originated MSR Excess Spread PC

MSR Retained Spread PC

Purchased MSR Excess Spread PC

Schedule 2-1

SCHEDULE 3

RESPONSIBLE OFFICERS — SELLER

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Responsible Officers for execution of Program Agreements and amendments

Name	Title	Signature

Responsible Officers for execution of Transaction Notices and day-to-day operational functions

Name	Title	Signature

RESPONSIBLE OFFICERS - GUARANTOR

Name	Title	Signature

Schedule 3-1

SCHEDULE 4-A

ORIGINATED MSR MORTGAGE POOLS

[See Attached]

Schedule 4-A-1

SCHEDULE 4-B

PURCHASED MSR MORTGAGE POOLS

[See Attached]

Schedule 4-B-1

EXHIBIT A

FORM OF TRANSACTION NOTICE

Dated:  [         ]

PNMAC GMSR ISSUER TRUST

c/o Wilmington Savings Fund Society, FSB,

d/b/a Christiana Trust, as Owner Trustee

500 Delaware Avenue, 11th Floor

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

Phone Number:  (302) 888-7437

Fax Number:  (302) 421-9137

E-mail:  jeverhart@christianatrust.com

Credit Suisse First Boston Mortgage Capital LLC

Eleven Madison Avenue

New York, New York 10010

Attention: Dominic Obaditch

Phone Number: (212) 325-3003

Fax Number:  (646) 935-7470

E-mail:  dominic.obaditch@credit-suisse.com

Citibank, N.A.

Corporate and Investment Banking

388 Greenwich Street

14th Floor

New York, NY 10013,

Attention: PNMAC GMSR ISSUER TRUST MSR Collateralized Notes

Phone Number:  (714) 845-4102

Fax Number:  (714) 262-4576

email: valerie.delgado@citi.com

TRANSACTION NOTICE

Ladies and Gentlemen:

We refer to the Master Repurchase Agreement, dated as of December 19, 2016 (the “Agreement”), among PNMAC GMSR ISSUER TRUST, PennyMac Loan Services, LLC (the “Seller”), Private National Mortgage Acceptance Company, LLC (the “Guarantor”) and Credit Suisse First Boston Mortgage Capital LLC.  Each capitalized term used but not defined herein shall have the meaning specified in the Agreement.  This notice is being delivered by Seller pursuant to Section 2.02 of the Agreement.

Please be notified that Seller hereby irrevocably requests that the Buyer enter into the following Transaction(s) with the Seller as follows:

Exhibit A-1

Purchase Price of Transaction	Amount of Asset Base	Outstanding Purchase Price

The requested Purchase Date is                .

Seller requests that the proceeds of the Purchase Price be deposited in Seller’s account at        , ABA Number        , account number     , References:       , Attn:         .

Seller hereby represents and warrants that each of the representations and warranties made by Seller in each of the Program Agreements to which it is a party is true and correct in all material respects, in each case, on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.  Attached hereto is a true and correct Asset Schedule, which includes the Assets to be subject to the requested Transaction.

PENNYMAC LOAN SERVICES, LLC

By:

Exhibit A-2

[Asset Schedule]

Exhibit A-3

EXHIBIT B

FORM OF REQUEST FOR APPROVAL OF
PARTICIPATION AGREEMENTS OR PARTICIPATION CERTIFICATES

Dated:  [         ]

PNMAC GMSR ISSUER TRUST

c/o Wilmington Savings Fund Society, FSB,

d/b/a Christiana Trust, as Owner Trustee

500 Delaware Avenue, 11th Floor

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

Phone Number:  (302) 888-7437

Fax Number:  (302) 421-9137

E-mail:  jeverhart@christianatrust.com

REQUEST FOR APPROVAL OF
PARTICIPATION AGREEMENT OR PARTICIPATION CERTIFICATE

Ladies and Gentlemen:

We refer to the Master Repurchase Agreement, dated as of December 19, 2016 (the “Agreement”), by and among PNMAC GMSR ISSUER TRUST, PennyMac Loan Services, LLC (“Seller”), Private National Mortgage Acceptance Company, LLC (“Guarantor”) and Credit Suisse First Boston Mortgage Capital LLC.  Each capitalized term used but not defined herein shall have the meaning specified in the Agreement.  This request is being delivered by Seller pursuant to Section 2.12 of the Agreement.

Seller hereby requests that the following Participation Agreement(s) or Participation Certificate(s) be approved as eligible Participation Agreement(s) or Participation Certificate(s), as applicable:

PARTICIPATION CERTIFICATES:

Description of Participation Certificate	Participation Date

PARTICIPATION AGREEMENTS:

Description of Participation Agreement	Pool No.	Participation Date

Exhibit B-1

PennyMac Loan Services, LLC, as Seller

By:

ACKNOWLEDGED AND AGREED:

PNMAC GMSR ISSUER TRUST, as Buyer

By:
Name:
Title:

Exhibit B-2